     As filed with the Securities and Exchange Commission on August 25, 1999     Registration No. 333-_______
                                                                                   333-_____________-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-3
             Registration Statement under the Securities Act of 1933

                               -----------------

       LOCAL FINANCIAL CORPORATION                            LOCAL FINANCIAL CAPITAL TRUST I
(Exact name of Registrant as specified in its              (Exact name of Registrant as specified
                 charter)                                         in its trust agreement)

                 DELAWARE                                                 DELAWARE
     (State or other jurisdiction of                          (State or other jurisdiction of
      incorporation or organization)                           incorporation or organization)
                ---------                                                ---------

                                                                            6719
                   6711                                         (Primary Standard Industrial
       (Primary Standard Industrial                             Classification Code Number)
       Classification Code Number)

                                                                         73-6316302
                65-0424192                                            (I.R.S. Employer
             (I.R.S. Employer                                       Identification No.)
           Identification No.)

                               -----------------
                           Local Financial Corporation
                              3601 N.W. 63rd Street
                          Oklahoma City, Oklahoma 73116
                                 (405) 841-2100
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                               -----------------
                                 Alan L. Pollock
                             Senior Vice President,
                                  Secretary and
                                 General Counsel
                           Local Financial Corporation
                              3601 N.W. 63rd Street
                          Oklahoma City, Oklahoma 73116
                                 (405) 841-2100
 (Name, address, including zip code, and telephone number, including area code, of agents for service)

                               -----------------
                                   Copies to:
          Norman B. Antin, Esq.                         Edward S. Best, Esq.
          Jeffrey D. Haas, Esq.                         Brian W. Smith, Esq.
  Elias, Matz, Tiernan & Herrick L.L.P.                 Mayer, Brown & Platt
          734 15th Street, N.W.                       190 South LaSalle Street
          Washington, D.C. 20005                         Chicago, IL 60603
              (202) 347-0300                               (312) 782-0600
           Fax: (202) 347-2172                          Fax: (312) 701-7711

                               -----------------
        Approximate Date of Commencement of Proposed Sale to the Public:
  As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this form is filed to register additional securities for an offering pursuant to Rule 462 under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] __________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                     CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                    `    Amount                              Proposed Maximum        Amount of
     Title of Each Class of Securities                   to be           Proposed Maximum       Aggregate          Registration
              to be Registered                         Registered       Offering Price (1)  Offering Price (1)        Fee (2)
--------------------------------------------------------------------------------------------------------------------------------
Cumulative Trust Preferred Securities of Local
Financial Capital Trust I                              $30,000,000              100%           $30,000,000            $8,340
--------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Deferrable Interest Debentures of
  Local Financial Corporation (2)                      $30,000,000              100%           $30,000,000              N/A
--------------------------------------------------------------------------------------------------------------------------------
Local Financial Corporation Guarantee with respect
  to the Trust Preferred Securities (3)                    N/A                  N/A                N/A                  N/A
--------------------------------------------------------------------------------------------------------------------------------
    Total                                              $30,000,000 (4)          100%           $30,000,000 (4)        $8,340
================================================================================================================================

(1)     Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Junior Subordinated Deferrable Interest Debentures of Local Financial Corporation (the "Junior Subordinated Debentures") which may be distributed upon a liquidation of Local Financial Capital Trust I.
(3) No separate consideration will be received for the Local Financial Corporation Guarantee.
(4) Such amount represents the liquidation amount of the Local Financial Capital Trust I Trust Preferred Securities and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Trust Preferred Securities upon a liquidation of Local Financial Capital Trust I.

                               -----------------
        The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to completion, dated August 25, 1999

                      1,044,000 Trust Preferred Securities

                         LOCAL FINANCIAL CAPITAL TRUST I

                     % Cumulative Trust Preferred Securities

              (Liquidation Amount $25 per Trust Preferred Security)
[LOGO]
          Fully and Unconditionally Guaranteed, as Described Herein, by
                           Local Financial Corporation

                  --------------------------------------------

o      For each Trust Preferred Security that you own, you will receive
       cumulative cash distributions at an annual rate of    % on March 31,
       June 30, September 30 and December 31 of each year, beginning     , 1999.
       Distribution payments to you may be deferred for up to 20 consecutive calendar quarters.

o      The Trust Preferred Securities mature on          , 2029.

o      The Trust may redeem the Trust Preferred Securities, at a redemption
       price of $__ per Trust Preferred Security on or after        , 2004,
       declining ratably each year to a redemption price of $25 per Trust Preferred Security on or after _______ __, 2009, in each case plus accrued and unpaid distributions, and under certain other circumstances.

o A brief description of the Trust Preferred Securities can be found under "Summary" in this prospectus.

o We intend to apply for listing of the Trust Preferred Securities on the Nasdaq National Market under the symbol "LFINP."

                  --------------------------------------------

        There are certain risks you should consider before investing in the Trust Preferred Securities. See "Risk Factors" beginning on page __.

                  --------------------------------------------

                                                 Per Security          Total
                                                 ------------          -----
Public Offering Price.......................        $25.00          $26,100,000
Proceeds to the Trust.......................        $25.00          $26,100,000

         In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be invested in the Junior Subordinated Debentures, we, Local Financial Corporation, as issuer of the Junior Subordinated Debentures,
have agreed to pay the underwriters $              per Trust Preferred Security
(or $            ($             if the underwriters' over-allotment option is
exercised in full) in the aggregate) as compensation.

         We and the Trust have granted the underwriters a 30-day option to purchase up to 156,000 additional Trust Preferred Securities on the same terms and conditions discussed above solely to cover over-allotments, if any. If this option is exercised in full, the total Public Offering Price and Proceeds to the Trust will be $30,000,000.

         Neither the Securities and Exchange Commission nor any state securities commission has approved of anyone's investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         These securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         The Trust Preferred Securities will be ready for delivery in book-entry
form through the Depository Trust Company on or about                , 1999.

                  --------------------------------------------


A.G. Edwards & Sons, Inc.

                            Friedman Billings Ramsey

                                                   Keefe, Bruyette & Woods, Inc.

                           Prospectus dated      , 1999

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Forward Looking Statements...............................................
Where You Can Find More Information......................................
Summary..................................................................
Summary Consolidated Financial and Other Data............................
Risk Factors.............................................................
Ratios of Earnings to Fixed Charges......................................
Use of Proceeds..........................................................
Capitalization...........................................................
Local Financial Capital Trust I..........................................
Description of Trust Preferred Securities................................
Description of Junior Subordinated Debentures............................
Description of Guarantee.................................................
Book-Entry Issuance......................................................
Relationship Among the Trust Preferred
 Securities, the Junior Subordinated
 Debentures and the Guarantee............................................
Certain Federal Income Tax Consequences..................................
ERISA Considerations.....................................................
Underwriting.............................................................
Legal Matters............................................................
Experts .................................................................

                  --------------------------------------------


                           FORWARD LOOKING STATEMENTS

        This document contains and incorporates by reference certain forward looking statements regarding our financial condition, results of operations and business. These statements are not historical facts and include statements about our

         o  confidence,

         o  strategies about earnings,

         o  new and existing programs and products,

         o  relationships,

         o  opportunities,

         o  technology and

         o  market conditions.

You may identify these statements by looking for

         o forward-looking terminology, like "expect," "believe" or "anticipate;" or

         o  expressions of confidence like "strong" or "on-going;" or

         o  similar statements or variations of those terms.

These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the results the forward-looking statements contemplate because of, among others, the following possibilities:

         o competitive pressure in the banking and financial services industry increases significantly;

         o  changes occur in the interest rate environment;

         o our Year 2000 compliance program does not effectively address Year 2000 computer problems; and

         o general economic conditions, either nationally or in the state of Oklahoma, are less favorable than expected.

                  --------------------------------------------

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any documents we file with the SEC at its public reference facilities at 450 Fifth Street, NW, Washington, DC 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the Nasdaq National Market. For further information on obtaining copies of our public filings at the Nasdaq National Market, you should call (212) 656-5060.

         The Trust is not currently subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trust will become subject to such requirements upon the effectiveness of the registration statement that contains this prospectus, although it intends to seek and expects to receive an exemption therefrom.

         We and the Trust have filed with the SEC a registration statement on Form S-3 (together with all amendments thereto, the "registration statement"), of which this prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to us, the Trust, the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee, reference is made to the registration statement, including its exhibits. The registration statement may be inspected without charge at the principal office of the SEC in Washington, D.C., and copies of all or part of it may be obtained from the SEC upon payment of the prescribed fees.

         We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

         o  Annual Report on Form 10-K for the year ended December 31, 1998.
         o Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.
         o Current Reports on Form 8-K filed with the SEC on February 19, 1999, April 1, 1999, April 28, 1999, May 18, 1999, May 28, 1999, July 9,
            1999 and July 29, 1999.


         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:
3601 N.W. 63rd Street, Oklahoma City, Oklahoma 73116, Attention: Corporate Secretary, telephone (405) 841-2100.

                  --------------------------------------------

         We have not, and the underwriters have not, authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these Trust Preferred Securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

                                     SUMMARY

         The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider. Therefore, you should also read the more detailed information set out in this prospectus or incorporated herein by reference. Unless we indicate otherwise, the information in this prospectus assumes that the underwriters' over-allotment option will not be exercised.


Our Company

         General. We are the bank holding company for Local Oklahoma Bank, National Association ("Local" or the "Bank"), a national banking association headquartered in Oklahoma City, Oklahoma which operates 50 branches across the state of Oklahoma, with concentrations in Oklahoma City, Tulsa and Lawton. Founded in 1908 as Local Building and Loan Association, the Bank is evolving its business platform from its savings and loan origin into that of a full service commercial bank.

         At June 30, 1999, we had consolidated assets of $2.2 billion, substantially all of which is comprised of our 100% ownership interest in the Bank, consolidated liabilities of $2.1 billion, including consolidated deposits of $1.6 billion and consolidated stockholders' equity of $125.8 million. Ranked by in-market deposits, Local was the fifth largest bank in Oklahoma at June 30, 1999.

         New Management's Initiatives. In August 1997, a group led by Mr. Edward
A. Townsend, our present Chairman of the Board and Chief Executive Officer, negotiated a purchase of the Company from its prior owners. Following the purchase of the Company, management undertook a series of initiatives to establish the foundation of our business strategy. Management reduced total assets by over $1 billion through the sale of the bulk of the Bank's investments in floating-rate collateralized mortgage obligations tied to the Eleventh District Cost of Funds Index, the elimination of the sub-prime automobile loan portfolio and the discontinuation of the practice of buying portfolios of residential mortgages. In addition, management eliminated all swap and hedge contracts outstanding at the time of the purchase. While these measures resulted in planned substantial losses on the sale and write-down of assets and disposition of hedge positions, we believe we have strengthened our financial position and better positioned ourselves for future growth. During the year ended December 31, 1998, the first full year of operations following our restructuring initiatives, we had net income of $18.4 million. During the six months ended June 30, 1999, we had net income of $10.7 million and grew assets and stockholders' equity by an additional $75.4 million and $7.0 million, respectively.

         Strategy for Growth. Our business strategy is to provide our customers with the range of banking products and services of a regional bank while retaining the appeal and level of individualized service of a community bank. In pursuit of this strategy, we are shifting our activities from those of a traditional savings institution to those generally associated with a commercial bank. Our management believes the ongoing consolidation among financial institutions in Oklahoma has created significant gaps in the ability of large regional and nationwide banks to serve certain customers, primarily our targeted customer base of small and medium-sized businesses (up to $100 million in annual sales), professionals and other individuals. Our management believes that as a result of our strong commitment to highly personalized relationship-oriented customer service, our varied products, our strategic branch locations and the long-standing community presence of our managers, lending officers and branch personnel, we are well positioned to attract new customers and to increase our market share of loans and deposits.

         Specific milestones achieved by management towards the realization of our strategic goals are:

         o  Conversion of the Bank to a national bank charter in May 1999;

         o Creation of a corporate lending unit, which had 45 commercial lenders and staff at June 30, 1999;

         o Issued commitments for the origination of $307.8 million in commercial real estate and commercial business loans during the six months ended June 30, 1999;

         o Increased transaction accounts from $319.2 million or 19.9% of total deposits at December 31, 1997 to $449.5 million or 27.9% of total deposits at June 30, 1999; and

         o Improvement in our generation of non-interest income from $6.6 million during the six months ended June 30, 1998 to $9.1 million during the six months ended June 30, 1999, an increase of 37.2%.

         We have also grown through strategic acquisitions. In February 1998, we acquired Green Country Bank which had three branch offices in northeastern Oklahoma. In October 1998, we acquired Citizens Bank, with five offices in Lawton and one in Norman. These two acquisitions contributed $281.5 million in assets and $270.2 million in liabilities as of the respective acquisition dates. These institutions now operate under our Local Oklahoma Bank name. In May 1999, we entered into an agreement to acquire Guthrie Savings Bank with one office in north central Oklahoma holding $36.0 million in deposits at June 30, 1999. We intend to continue to evaluate financial information about companies which may lead to the acquisition of such companies. We currently have no agreements or understandings, however, to acquire all or part of any other company.

         Our principal executive office is located at 3601 N.W. 63rd Street, Oklahoma City, Oklahoma 73116. Our telephone number is (405) 841-2100.

Local Financial Capital Trust I

         Local Financial Capital Trust I (the "Trust"), the issuer of the Trust Preferred Securities, is a statutory business trust formed by us under the Delaware Business Trust Act. The Trust exists for the sole purpose of (i) issuing common securities of the trust (the "Common Securities") to us and the Trust Preferred Securities (the Trust Preferred Securities and the Common Securities are referred to in this prospectus as the "Trust Securities") for
cash and investing the proceeds in an equivalent amount of   % Junior
Subordinated Deferrable Interest Debentures due            , 2029 (the "Junior
Subordinated Debentures") issued by us and (ii) engaging in other activities that are necessary or incidental to the issuance of the Trust Securities and the investment in the Junior Subordinated Debentures.

        The Trust has no separate financial statements. We do not believe that the statements would be significant to you because the Trust is a direct wholly-owned subsidiary of the Company, has no independent operations and exists solely for the reasons summarized above.

         The Trust's principal office is located at 3601 N.W. 63rd Street, Oklahoma City, Oklahoma 73116. The Trust's telephone number is (405) 841-2100.

Risk Factors

         Prior to making an investment decision, you should carefully consider all of the information in this prospectus, and, in particular, you should evaluate the risk factors set forth under the caption "Risk Factors," which are described immediately following this Summary.

The Offering


Issuer of the Trust Preferred
         Securities.................Local Financial Capital Trust I, a Delaware statutory business trust.

Securities offered..................1,044,000            % Trust Preferred Securities (1,200,000 Trust
                                    Preferred Securities if the underwriters' over-allotment option is exercised in full).  The Trust Preferred Securities represent preferred undivided beneficial interests in the Trust's assets, which will consist solely of the Junior Subordinated Debentures and payments under the Junior Subordinated Debentures.

                                    The Trust will sell the Trust Preferred Securities to the public and the
                                    Common Securities to us. The Trust will use the proceeds from the sale of the Trust Securities to buy the Junior Subordinated Debentures from us.

Distributions.......................If you purchase the Trust Preferred Securities, you will be entitled to receive cumulative cash distributions at a ___% annual rate.
                                    Distributions will accumulate from the date the Trust issues the Trust
                                    Preferred Securities, and will be paid quarterly in arrears on March
                                    31, June 30, September 30 and December 31 of each year, beginning
                                    on               , 1999.  Distributions on the Trust Preferred Securities
                                    may be deferred, as described below.  The initial cash distribution
                                    payable on            , 1999 will equal $             for each Trust Preferred
                                    Security.  Subsequent cash distributions will equal $           for each
                                    Trust Preferred Security.

                                    The record date for distributions on the Trust Preferred Securities will be the fifteenth day of the month in which the distributions are made.

Maturity of Junior                  The Junior Subordinated Debentures will mature on                  , 2029
         Subordinated               unless we shorten the maturity date to a date not earlier than           ,
         Debentures.................2004. We will not shorten the maturity date unless we have received prior regulatory approval if such approval is then required under applicable requirements. The Trust must redeem the Trust Preferred Securities when the
                                    Junior Subordinated Debentures are paid on the maturity date, or following any earlier redemption of the Junior Subordinated Debentures at the same redemption price.


Redemption..........................We may redeem all or a part of the Junior Subordinated Debentures
                                    on or after               , 2004 at a redemption price of $
                                    per Trust Preferred Security, declining ratably each year to a redemption price of $25 per Trust Preferred Security on or after
                                                , 2009, in each case plus accrued and unpaid distributions.

                                    In addition, we may redeem all of the Junior Subordinated Debentures at our option:

                                                   o       if certain tax events occur;

                                                   o       if there is a change in the Investment Company
                                                           Act of 1940 that requires the Trust to register
                                                           under that law; or

                                                   o       if there is a change in, among other things, the
                                                           regulatory capital adequacy guidelines that
                                                           apply to us.

                                    These circumstances are collectively referred to as "Special Events."

                                    We will not redeem the Junior Subordinated Debentures before they mature without approval by the regulatory agencies which supervise us if such approval is then required under applicable requirements.

                                    Upon any redemption of the Junior Subordinated Debentures, the Trust will use the cash proceeds of such redemption to pay you a liquidation amount for the Trust Preferred Securities. The liquidation amount you will receive will be equal to the redemption price described above.

Deferral of  distributions..........The Trust relies solely on payments made by us on the Junior
                                    Subordinated Debentures to pay distributions on the Trust
                                    Preferred Securities.  If no event of default under the Junior
                                    Subordinated Debentures has occurred or is continuing, we have the right, at one or more times, to defer interest payments on the
                                    Junior Subordinated Debentures for up to 20 consecutive calendar quarters, but not beyond the maturity date of the Junior
                                    Subordinated Debentures. If we defer interest payments on the
                                    Junior Subordinated Debentures:

                                                   o       the Trust will also defer distributions on the
                                                           Trust Preferred Securities;

                                                   o       your distributions will continue to accrue at an
                                                           annual rate of ___% of the liquidation amount of
                                                           $25 per Trust Preferred Security; and

                                                   o       you will accumulate additional distributions at
                                                           the same rate, compounded quarterly, on any unpaid
                                                           distributions (to the extent permitted by law).

                                    When a deferral period ends, we will be required to pay to the Trust all accumulated and unpaid interest due on the Junior Subordinated Debentures and, when the Trust receives this payment, it will be required to pay all accumulated and unpaid distributions on the Trust Securities.

                                    If we defer payments of interest on the Junior Subordinated Debentures, the Trust Preferred Securities will be treated as being issued with original issue discount for United States federal income tax purposes.
                                    This means that you will still be required to include income in your gross income for United States federal income tax purposes before you receive any corresponding cash distribution, even if you are a cash basis taxpayer.

                                    We have agreed to certain restrictions if we exercise our right to defer interest payments. During any period in which we defer interest payments on the Junior Subordinated Debentures, we will not be permitted to (with limited exceptions described under "Description of Junior Subordinated
                                    Debentures--Option to Extend Interest Payment Date"):

                                                   o       declare or pay dividends or make other
                                                           distributions on, redeem, purchase or acquire, or
                                                           make liquidation payments with respect to, our
                                                           capital stock;

                                                   o       pay interest, principal or premium on, or repay,
                                                           repurchase or redeem any of our debt securities
                                                           that rank equal with or junior to the Junior
                                                           Subordinated Debentures; or

                                                   o       make guarantee payments with respect to the
                                                           foregoing.

Guarantee...........................We will fully and unconditionally guarantee the Trust Preferred
                                    Securities based on:

                                                   o       our obligations to make payments on the Junior
                                                           Subordinated Debentures;

                                                   o       our obligations under a guarantee executed for
                                                           your benefit (the "Guarantee"); and

                                                   o       our obligations under the Trust Agreement,
                                                           which sets forth the terms of the Trust
                                                           Securities.

                                    If we do not make payments on the Junior Subordinated Debentures, the
                                    Trust will not have sufficient funds to make payments on the Trust
                                    Preferred Securities. The Guarantee does not cover payments when the Trust does not have sufficient funds. Instead, you or the property trustee may enforce the Trust's rights under the Junior Subordinated Debentures directly against us.

Distribution of the
         Junior Subordinated
         Debentures.................We may dissolve the Trust at any time and distribute the Junior
                                    Subordinated Debentures to you, subject to any required approval by the regulatory agencies which supervise us. If the Junior Subordinated
                                    Debentures are distributed, we will use our best efforts to list them on a national securities exchange or comparable automated quotation system.

Ranking.............................Our obligations under the Junior Subordinated Debentures are unsecured and will rank junior in priority of payment to our current and any future senior and subordinated indebtedness and will be effectively subordinated to all existing and future liabilities and obligations of our subsidiaries, including the Bank. As of June 30, 1999, the aggregate amount of our liabilities that would have effectively ranked senior to the
                                    Junior Subordinated Debentures was $80.0 million, comprised of our senior notes.


                                    Our obligations under the Guarantee are unsecured and will rank in priority of payment:

                                                   o       junior to all of our indebtedness, except for those
                                                           liabilities made equal or subordinate to the Junior
                                                           Subordinated Debentures by their terms;

                                                   o       equal to any senior preferred stock which may
                                                           be issued in the future; and

                                                   o       senior to our capital stock.

Voting rights.......................Except in limited circumstances, you as a holder of the Trust
                                    Preferred Securities will have no voting rights.

Listing.............................We intend to apply for listing of the Trust Preferred Securities on the
                                    Nasdaq National Market under the symbol "LFINP."

Book-entry..........................The Trust Preferred Securities will be represented by a global security that will be deposited with and registered in the name of The Depository Trust Company, New York, New York or its
                                    nominee. This means that you will not receive a certificate for your Trust Preferred Securities.

Use of proceeds.....................The Trust plans to use the proceeds from the sale of the Trust
                                    Securities to purchase the Junior Subordinated Debentures from us.
                                    We intend to use the net proceeds from the sale of the Junior
                                    Subordinated Debentures for general corporate purposes, which may include:

                                                   o       capital contributions to the Bank to support its
                                                           growth strategy and for working capital; and

                                                   o       acquisitions by either us or the Bank, although
                                                           neither we nor the Bank presently have any
                                                           understandings that have not been announced with
                                                           respect to any such acquisitions.

                                    Initially, we may use the net proceeds to make short-term investments.

                  SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA
                  (Dollars in Thousands, Except Per Share Data)

         Our summary consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, our Consolidated Financial Statements, including the related Notes, incorporated by reference herein. In June 1998, we changed our fiscal year end from June 30 to December 31.

                                                             December 31,                                June 30,
                                                   ---------------------------         ---------------------------------------------
                                      June 30,
                                        1999          1998            1997               1997               1996           1995
                                     -----------   ----------       ----------         ----------         ----------     ----------
                                     (unaudited)

Balance Sheet and Other Data:
Total assets                           $2,204,366  $2,128,979       $1,881,365         $2,625,181         $3,278,511     $3,264,850
Cash and due from banks                    31,125      27,180           34,152             15,904             13,640         14,497
Loans receivable, net                   1,553,306   1,362,272          953,470          1,013,824          1,018,135        804,610
Securities available for sale             504,163     570,964          518,107            985,565          1,741,725        361,402
Securities and other investments
   held to maturity                            --          --               --            408,207            392,324      1,983,756
Equity securities available for sale           --          --               --                 --             11,604         12,287
Non-performing assets(1)                    8,073       4,270              921             12,570             16,185         10,889
Deposits                                1,608,625   1,668,074        1,602,533          1,644,356          1,602,460      1,577,821
Securities sold under agreements to
   repurchase                                  --          --               --            310,801          1,079,194        779,626
Promissory note payable                        --          --               --              7,010             14,020         21,030
Senior notes payable                       80,000      80,000           80,000                 --                 --             --
FHLB advances                             350,518     220,033           80,136            531,161            439,011        703,202
Total liabilities                       2,078,569   2,010,173        1,798,740          2,522,552          3,170,452      3,121,631
Stockholders' equity                      125,797     118,806           82,625            102,629            108,059        143,219
Number of full service customer
   facilities                                  50          50               41                 41                 41             41
Approximate number of full-time
   equivalent employees                       773         694              525                546                536            471


                                                                                                      Six Months
                                       Six Months Ended June 30,      Years Ended December 31,     Ended December 31,
                                   ----------------------------    ----------------------------    ------------------
                                        1999            1998            1998           1997               1997
                                   ------------    ------------    ------------    ------------    ------------------
                                             (unaudited)                            (unaudited)
Operations Data:
Interest and dividend income       $     79,667    $     70,516    $    147,204    $    188,768       $     85,204
Interest expense                         44,489          46,227          92,438         137,022             59,823
                                   ------------    ------------    ------------    ------------       ------------
Net interest income                      35,178          24,289          54,766          51,746             25,381
Provision for loan losses                (1,000)           (450)         (1,450)        (44,272)(2)        (25,578)(2)
                                   ------------    ------------    ------------    ------------       ------------
Net interest income (loss) after
   provision for loan losses             34,178          23,839          53,316           7,474               (197)
Noninterest income (loss)                 9,062           6,607          14,782        (126,458)          (107,149)(3)
Noninterest expense                      26,477          16,914          39,407          42,569             22,685
                                   ------------    ------------    ------------    ------------       ------------
Income (loss) before provision
   (benefit) for income taxes            16,763          13,532          28,691        (161,553)          (130,031)
Provision (benefit) for income
   taxes                                  6,077           4,758          10,254         (52,362)           (44,075)
                                   ------------    ------------    ------------    ------------       ------------
Net income (loss)                  $     10,686    $      8,774    $     18,437    $   (109,191)      $    (85,956)
                                   ============    ============    ============    ============       ============
Basic net income (loss) per
   share (4)                       $       0.52    $       0.43    $       0.90    $      (6.52)      $      (4.76)
                                   ------------    ------------    ============    ============       ============
Weighted average shares
   outstanding-basic                 20,537,209      20,324,438      20,431,698      16,754,795         18,066,000
                                   ============    ============    ============    ============       ============
Diluted net income (loss) per
   share (4)                       $       0.52    $       0.42    $       0.89    $      (6.52)      $      (4.76)
                                   ============    ============    ============    ============       ============
Weighted average shares
   outstanding-diluted               20,537,209      20,649,630      20,607,119      16,754,795         18,066,000
                                   ============    ============    ============    ============       ============
Dividends declared per
   share(4)                        $         --    $         --     $        --    $         --       $         --
                                   ============    ============    ============    ============       ============

                                                  Years Ended June 30,
                                   --------------------------------------------------
                                        1997               1996                1995
                                   ------------       ------------       ------------
Operations Data:
Interest and dividend income       $    222,664       $    236,156       $    214,558
Interest expense                        169,761            187,488            162,590
                                   ------------       ------------       ------------
Net interest income                      52,903             48,668             51,968
Provision for loan losses               (28,428)(2)         (5,117)            (1,157)
                                   ------------       ------------       ------------
Net interest income (loss) after
   provision for loan losses             24,475             43,551             50,811
Noninterest income (loss)               (17,124)(3)         10,316             16,632
Noninterest expense                      49,256             35,427             46,460
                                   ------------       ------------       ------------
Income (loss) before provision
   (benefit) for income taxes           (41,905)           (18,440)            20,983
Provision (benefit) for income
   taxes                                (11,860)             4,872              6,568
                                   ------------       ------------       ------------
Net income (loss)                  $    (30,045)      $     13,568       $     14,415
                                   ============       ============       ============
Basic net income (loss) per
   share (4)                       $      (1.95)      $       0.88       $       0.94
                                   ============       ============       ============
Weighted average shares
   outstanding-basic                 15,400,000         15,400,000         15,400,000
                                   ============       ============       ============
Diluted net income (loss) per
   share (4)                       $      (1.95)      $       0.88       $       0.94
                                   ============       ============       ============
Weighted average shares
   outstanding-diluted               15,400,000         15,400,000         15,400,000
                                   ============       ============       ============
Dividends declared per
   share(4)                        $       0.03       $       0.69       $       1.28
                                   ============       ============       ============

                                                                                                          At or For the Six
                                         At or For the Six Months Ended       At or For the Years Ended      Months Ended
                                                    June 30,                        December 31,              December 31,
                                         ------------------------------      ---------------------------     ------------
                                             1999              1998             1998             1997            1997
                                         ------------       -----------      ----------       -----------    ------------
                                                    (unaudited)                               (unaudited)
Performance Ratios(5):
   Return on assets                           1.01%             0.92%            0.93%           (4.35)%          (3.84)%
   Return on common equity                   17.52             18.39            17.73          (117.17)         (101.45)
   Dividend payout ratio(6)                     --                --               --               --               --
   Net interest spread(7)                     2.96              2.40             2.57             1.91             2.13
   Net interest margin(8)                     3.46              2.70             2.91             2.13             2.34
   Noninterest expense to
     average assets(9)                        2.41              1.73             1.90             1.64             0.99
   Efficiency ratio(10)(11)                  58.24             53.96            54.61            64.46              N/A
Capital Ratios of the Bank(12):
   Leverage or tangible capital               8.09              8.09             7.61             6.89             6.89
   Core capital                              11.37              8.13             7.63             6.98             6.98
   Total or risk-based capital               12.64             15.24            13.08            14.14            14.14
Asset Quality Ratios:
   Nonperforming assets to total
     assets at end of period(1)               0.37              0.11             0.20             0.05             0.05
   Nonperforming loans to total
     loans at end of period(1)                0.45              0.12             0.26             0.06             0.06
   Allowance for loan losses to
     total loans at end of period             1.79              2.15             2.00             2.09             2.09
   Allowance for loan losses to
     nonperforming loans at
     end of period(1)                        3.93x             17.45x            7.80x           32.72x           32.72x

                                          At or For the Years Ended June 30,
                                       -----------------------------------------

                                         1997             1996             1995
                                       ---------       ---------       ---------
Performance Ratios(5):
   Return on assets                      (0.98)%           0.41%            0.43%
   Return on common equity              (28.77)           10.00            10.59
   Dividend payout ratio(6)                 --            77.98           137.38
   Net interest spread(7)                 1.57             1.36             1.32
   Net interest margin(8)                 1.78             1.52             1.59
   Noninterest expense to
     average assets(9)                    1.56             1.04             1.36
   Efficiency ratio(10)(11)              56.14            57.07            72.75
Capital Ratios of the Bank(12):
   Leverage or tangible capital           5.17             4.94             4.89
   Core capital                           5.25             5.04             5.03
   Total or risk-based capital           12.34            12.71            13.22
Asset Quality Ratios:
   Nonperforming assets to total
     assets at end of period(1)           0.48             0.49             0.33
   Nonperforming loans to total
     loans at end of period(1)            0.38             0.51             0.38
   Allowance for loan losses to
     total loans at end of period         1.10             0.31             0.56
   Allowance for loan losses to
     nonperforming loans at
     end of period(1)                     2.91x            0.60x            1.48x

----------
(1) Nonperforming loans consist of nonaccrual loans and loans delinquent 90 days or more but still accruing interest, and nonperforming assets consist of nonperforming loans, real estate acquired through foreclosure or deed-in-lieu thereof and repossessions, net of writedowns and reserves.
(2) Primarily reflects provisions established by management to cover realized and inherent losses with respect to the Company's portfolio of indirect automobile receivables which were sold as of December 31, 1997. See "Prospectus Summary--Our Company--Strategy for Growth."
(3) Primarily reflects losses incurred by the Company relating to the liquidation or disposition of certain hedging contracts and the disposition of investment securities and adjustments to reflect market values. See "Prospectus Summary--Our Company--Strategy for Growth."
(4) Net income (loss) per share and dividends per share are based upon the weighted average number of shares outstanding during the period.
(5) With the exception of end of period ratios, all ratios are based on average monthly balances during the periods presented. All ratios are annualized where appropriate.
(6) The dividend payout ratio represents dividends declared per share divided by net income per share.
(7) Net interest spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(8) Net interest margin represents net interest income as a percent of average interest-earning assets.
(9)   Noninterest expense excludes the amortization of intangibles.
(10) Represents noninterest expense (exclusive of amortization of intangibles) divided by the aggregate of net interest income before provision for loan losses and noninterest income (exclusive of gains and losses on sales of assets).
(11) For the year ended June 30, 1997 and the six months ended December 31, 1996, the efficiency ratio excludes the $10.3 million one-time special assessment (before applicable tax benefits) to recapitalize the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.
(12) The Bank became subject to Office of the Comptroller of the Currency ("OCC") regulatory authority in May 1999. Data presented as of June 30, 1999 is based on OCC regulatory requirements while data as of prior periods is based on Office of Thrift Supervision ("OTS") regulatory requirements. In calculating leverage capital, the OCC uses total average assets while the OTS uses tangible assets. In calculating core capital, the OCC uses risk-weighted assets while the OTS uses adjusted tangible assets. As of June 30, 1999, the Company had leverage, core, and total capital ratios of 4.8%, 6.7%, and 8.0%, respectively.

                                  RISK FACTORS

         You should carefully read the following risk factors before you decide to buy any Trust Preferred Securities. You should also consider the other information in this prospectus.

        Risks Related to an Investment in the Trust Preferred Securities

Payments on the Trust Preferred Securities are entirely dependent on our making payments on the Junior Subordinated Debentures; the Guarantee covers payments only if the Trust has cash available.

         The Trust's ability to timely pay distributions (including the $25 per Trust Preferred Security liquidation distribution) is entirely dependent on our making the related payments on the Junior Subordinated Debentures when due. If we do not make payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to pay distributions or the $25 per Trust Preferred Security liquidation amount. Because the Guarantee does not cover payments when the Trust does not have sufficient funds, you will not be able to rely upon the Guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your pro rata share of payments owed or rely on the property trustee to enforce the Trust's rights under the Junior Subordinated Debentures directly against us.

The Trust's ability to make payments on the Trust Preferred Securities depends on our ability to make payments on the Junior Subordinated Debentures.

         The Junior Subordinated Debentures and the Guarantee will be exclusively our obligations. We are a bank holding company regulated by the Board of Governors of the Federal Reserve System and substantially all of our assets are held by our subsidiaries. Our ability to make payments on the Junior Subordinated Debentures depends primarily on the results of operations of our subsidiaries and their ability to provide funds to us. Our subsidiaries are separate and distinct legal entities and have no obligations to pay any amounts due under the Junior Subordinated Debentures or to make funds available, whether by dividend, loan or otherwise, for such purpose. In addition, there are various legal limitations on the extent to which certain of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our subsidiaries. The Trust will be unable to make payments to you if we do not receive funds from our subsidiaries which allow us to pay interest on or principal of the Junior Subordinated Debentures. In addition, our senior notes, issued in 1997, constitute senior indebtedness under the Indenture and will be prior in right of payment to our obligations under the Junior Subordinated Debentures.

         Our right to participate in any distribution of the assets of any subsidiary, including the Bank, upon a subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be recognized as a creditor of that subsidiary. As a consequence, the Junior Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. As of June 30, 1999, our subsidiaries had total liabilities (excluding liabilities owed to us) of $2.0 billion. Holders of the Junior Subordinated Debentures and beneficiaries of the Guarantee should look only to our assets for payments on the Junior Subordinated Debentures or under the Guarantee, as the case may be. There is no limit under the Trust Preferred Securities, the Junior Subordinated Debentures or the Guarantee as to our subsidiaries' ability to incur additional indebtedness.

Our obligations under the Guarantee and the Junior Subordinated Debentures will be subordinated in right of payment to our current and future senior and subordinated indebtedness.

         Our obligations under the Guarantee are unsecured and will rank in priority of payment:

         o junior to all of our indebtedness, except for those liabilities made equal or subordinate to the Guarantee by their terms;

         o equal to any senior preferred stock which may be issued in the future; and

         o  senior to our capital stock.

         This means that we cannot make any payments on the Guarantee if we default on a payment of any of our other liabilities, except those liabilities made equal with or subordinate to the Guarantee by their terms. In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the Guarantee only after all payments have been made on our other liabilities, except those liabilities made equal with or subordinate to the Guarantee by their terms.

         Our obligations under the Junior Subordinated Debentures are unsecured and will rank junior in priority of payment to our current and future senior and subordinated indebtedness. This means that we cannot make any payments of principal (including redemption payments) or interest on the Junior Subordinated Debentures if we default on a payment on any of our senior indebtedness or subordinated indebtedness. In the event of our bankruptcy, liquidation or distribution, our assets would be available to pay obligations under the Junior Subordinated Debentures only after all payments have been made on our senior indebtedness and our subordinated indebtedness. As of June 30, 1999, the aggregate amount of our senior indebtedness (comprised of our senior notes issued in 1997) was $80.0 million. There is no limit under the Trust Preferred Securities, the Junior Subordinated Debentures or the Guarantee as to our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the Junior Subordinated Debentures and the Guarantee.

Our ability to defer interest payments has adverse tax consequences for you and may affect the trading price for the Trust Preferred Securities.

         So long as no event of default under the Junior Subordinated Debentures has occurred and is continuing, we may defer interest payments one or more times on the Junior Subordinated Debentures for up to 20 consecutive calendar quarters, but not beyond the maturity date of the Junior Subordinated Debentures.

         If we defer interest payments on the Junior Subordinated Debentures, the Trust will also defer distributions on the Trust Preferred Securities. During a deferral period, you will be required to accrue income (in the form of original issue discount) for United States federal income tax purposes equal to the interest that accrues on your pro-rata share of the Junior Subordinated Debentures held by the Trust. As a result, you must include the accrued but unpaid income in your gross income for United States federal income tax purposes before you receive cash, even if you are a cash basis taxpayer. You will also not receive the cash related to any accrued and unpaid interest from the Trust if you sell the Trust Preferred Securities before the end of any deferral period. The Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debentures.

         During a deferral period, your tax basis in the Trust Preferred Securities will increase by the amount of accrued but unpaid distributions. If you sell the Trust Preferred Securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that you may have otherwise realized on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income. As a result, deferral of distributions could result in ordinary income, and a related tax liability for the holder, and a capital loss that may only be used to offset a capital gain.

         We do not currently intend to exercise our right to defer interest payments on the Junior Subordinated Debentures. However, if we exercise our right in the future, we expect that the market price of the Trust Preferred Securities would be adversely affected. If you sell the Trust Preferred Securities during a deferral period, you may not receive the same return on your investment as someone who continues to hold the Trust Preferred Securities.

We may redeem the Trust Preferred Securities at any time upon the occurrence of a Special Event.

         At any time that a Special Event occurs and continues, we may redeem all of the Junior Subordinated Debentures. A Special Event means a Tax Event, an Investment Company Event or a Regulatory Capital Event and is more fully described under "Description of Trust Preferred Securities--Redemption" and defined under "Description of Trust Preferred Securities Definitions." If there is a Special Event and we redeem the Junior Subordinated Debentures, the Trust must redeem the Trust Preferred Securities within 90 days at a redemption price equal to the liquidation amount of $25 per Trust Preferred Security, plus accrued and unpaid distributions. We may exercise this right only if we receive any required approval by the regulatory agencies which supervise us.

We may shorten the stated maturity of the Junior Subordinated Debentures to ___________, 2004 or redeem some or all of the Junior Subordinated Debentures
on or after        , 2004, which will cause the Trust to redeem some or all of the Trust Preferred Securities.

         We may shorten the maturity of the Junior Subordinated Debentures to a
date not earlier than     , 2004 or redeem some or all of the Junior
Subordinated Debentures on or after     , 2004, which will cause the Trust
Preferred Securities to be redeemed on that date. You should assume that we will shorten the maturity of the Junior Subordinated Debentures or exercise our redemption option if we are able to refinance our obligations at a lower interest rate or if it is otherwise in our interest to redeem the Junior Subordinated Debentures. If less than all of the Junior Subordinated Debentures are redeemed, the Trust must redeem an amount of Trust Preferred Securities having an aggregate liquidation value equal to the principal amount of the Junior Subordinated Debentures that have been redeemed. We can exercise this right only if we receive any required approval by the regulatory agencies which supervise us.

Distribution of the Junior Subordinated Debentures could adversely affect the market price for the Trust Preferred Securities and have tax consequences for you.

         We may dissolve the Trust at any time before the maturity of the Junior Subordinated Debentures on , 2029. As a result, and subject to the terms of the Trust Agreement, the Trustees may distribute the Junior Subordinated Debentures to the holders of Trust Preferred Securities. Although we have agreed to use our best efforts to list the Junior Subordinated Debentures on a national securities exchange or comparable automated quotation system if this occurs, there can be no assurance that the Junior Subordinated Debentures will be approved for listing or that a trading market will exist for the Junior Subordinated Debentures.

         We cannot predict the market prices for the Junior Subordinated Debentures that may be distributed. Accordingly, the Junior Subordinated Debentures that you receive upon a distribution, or the Trust Preferred Securities you hold pending such a distribution, may trade at a price that is less than the price you paid to purchase the Trust Preferred Securities. Because you may receive Junior Subordinated Debentures, you must also make an investment decision with regard to the Junior Subordinated Debentures. You should carefully review all the information regarding the Junior Subordinated Debentures contained in this prospectus.

         Under current United States federal income tax laws, a distribution of the Junior Subordinated Debentures to you upon the dissolution of the Trust would not be a taxable event to you. Nevertheless, if the Trust is classified for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of the Junior Subordinated Debentures would be a taxable event to you. In addition, if there is a change in law, a distribution of the Junior Subordinated Debentures upon the dissolution of the Trust could be a taxable event to you.

The holders of the Trust Preferred Securities and the Junior Subordinated Debentures are not protected by covenants in the Indenture or the Trust Agreement.

         Neither the Indenture, which sets forth the terms of the Junior Subordinated Debentures, nor the Trust Agreement, which sets forth the terms of the Trust Securities, protects holders of Junior Subordinated Debentures, or Trust Preferred Securities, respectively, in the event we experience significant adverse changes in our financial condition or results of operations. In addition, neither the Indenture nor the Trust Agreement limits our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debentures and the Guarantee. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether we will be able to comply with our obligations under the Junior Subordinated Debentures or the Guarantee.

You will have limited voting rights.

         As a holder of Trust Preferred Securities, you will have limited voting rights. Your voting rights will relate only to the modification of the Trust Preferred Securities and the exercise of the Trust's rights as holder of the Junior Subordinated Debentures. In general, only we can replace or remove any of the Trustees. The property trustee, the administrative trustees and we may amend the Trust Agreement without your consent to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust. You also will have no voting rights on matters submitted to a vote of our stockholders. However, if an event of default under the Trust Agreement occurs and is continuing, the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities may replace the property trustee and the Delaware trustee.

Potential tax law changes could require us to redeem the Trust Preferred Securities.

         From time to time, certain tax law changes have been proposed that would deny interest deductions to corporate issuers of debt instruments with terms that include certain of the terms of the Junior Subordinated Debentures. In addition, the Internal Revenue Service ("IRS") has challenged taxpayers' treatment as indebtedness of securities issued with characteristics similar to the Junior Subordinated Debentures. To date, such tax law change proposals have not been enacted and the only known challenge that has advanced as far as litigation was settled short of trial, with resolution favorable to the taxpayer's position. However, if any similar tax law change were enacted or any such challenge by the IRS were upheld, such event could give rise to a Tax Event (as defined under "Description of Trust Preferred Securities--Redemption") which could result in an early redemption of the Trust Preferred Securities.

There may be no active or liquid market for the Trust Preferred Securities.

         Before this offering, there has been no market for the Trust Preferred Securities. We plan to list the Trust Preferred Securities on the Nasdaq National Market. We cannot predict whether an active and liquid trading market for the Trust Preferred Securities will develop or whether a continued listing of the Trust Preferred Securities will be available on the Nasdaq National Market. Although the underwriters (as defined under "Underwriting") have informed the Trust and us that they intend to make a market in the Trust Preferred Securities, they are not obligated to do so and any such market-making activity may be terminated at any time without notice. Future trading prices of the Trust Preferred Securities will depend on many factors including, among other things, prevailing interest rates, our operating results and financial condition, and the market for similar securities.

                          Risks Relating to Our Company

Our exposure to credit risk is increasing as a consequence of the increase in our commercial banking activities.

         We have significantly shifted our emphasis from lending on single-family residential properties to commercial real estate lending (including loans secured by multi-family residential properties) and lending for commercial business and consumer purposes. Commercial real estate loans, commercial business loans and consumer loans amounted to $754.4 million, $338.2 million and $129.4 million at June 30, 1999, respectively, compared to $694.8 million, $232.9 million and $101.7 million at December 31, 1998, respectively, and $646.5 million, zero and $38.7 million at December 31, 1997, respectively. As we increase our focus on commercial banking and increase our net interest margin, a gradual increase in our consolidated credit risk is likely to occur. We generally charge higher interest rates on commercial and consumer loans than we do on single-family residential mortgage loans, because we expect higher loan losses. Generally, commercial real estate loans are considered to be riskier than single-family residential loans because they have larger balances to a single borrower or group of related borrowers. In addition, the borrower's ability to repay a commercial loan depends on the successful operation of the business or the property securing the loan. Consumer lending collections are dependent on the borrower's continuing financial stability, and are more likely to be adversely affected by job loss, divorce, illness and personal bankruptcy. If we experience loan losses that are higher than our allowance for loan losses, our profits and financial condition could be adversely affected.

Changes in interest rates could negatively impact our financial condition and results of operations.

         Our ability to make a profit, like that of most financial institutions, substantially depends upon our net interest income, which is the difference between the interest income we earn on our interest-earning assets (such as loans and investment securities) and the interest expense we pay on our interest-bearing liabilities (such as deposits and borrowings). Certain assets and liabilities, however, may react in different degrees to changes in market interest rates. Further, interest rates on some types of assets and liabilities may fluctuate prior to changes in broader market interest rates, while rates on other types may lag behind. Additionally, some of our assets, such as adjustable-rate mortgages, have features, including payment and rate caps, which restrict changes in their interest rates.

         Factors such as inflation, recession, unemployment, money supply, international disorders, instability in domestic and foreign financial markets, and other factors beyond our control may affect interest rates. Changes in market interest rates will also affect the level of voluntary prepayments on our loans and the receipt of payments on our mortgage-backed securities resulting in the receipt of proceeds that may be reinvested at a lower rate than the loan or mortgage-backed security being prepaid. Although we pursue an asset-liability management strategy designed to control our risk from changes in market interest rates, changes in interest rates can still have a material adverse effect on our profitability.

Our allowance for loan losses may be inadequate to cover losses actually incurred, which could affect our ability to make payments on the Junior Subordinated Debentures.

         We maintain an allowance for loan losses in an amount we believe is sufficient to provide for known and inherent risks in our loan portfolio. If the Bank incurs actual losses on its loans in excess of its allowance for loan losses, it may have insufficient income to extend credit, pay dividends or otherwise supply funds to us. If this occurs, we may be unable to make payments of interest and principal on the Junior Subordinated Debentures, and the Trust may be unable to make payments of interest and principal to you.

A significant amount of our mortgage loans are concentrated in Oklahoma, and adverse conditions in Oklahoma could negatively impact our operations.

         Although we previously purchased and currently hold in our loan portfolio a substantial amount of loans secured by properties located outside of Oklahoma, more recently, substantially all of the loans we originate are secured by properties located in or are made to businesses which operate in Oklahoma. Because of the current concentration of our loan origination activities in Oklahoma, in the event of adverse economic conditions in Oklahoma, we would likely experience higher rates of loss and delinquency on our mortgage loans than if our loans were more geographically diversified. Additionally, our mortgage loans may be subject to a greater risk of default than other comparable mortgage loans in the event of adverse economic, political or business developments or natural hazards that may affect Oklahoma and the ability of property owners in Oklahoma to make payments of principal and interest on the underlying mortgages, which could have an adverse effect on our results of operations or financial condition.

We have outstanding significant litigation with the FDIC and the former stockholders of our Company.

         We and the Bank are involved in two significant legal proceedings. The first, between the Bank and the Federal Deposit Insurance Corporation ("FDIC"), concerns claims and liabilities arising out of an Assistance Agreement which was entered into by the Bank in conjunction with its acquisition of a predecessor institution during 1989 (the "FDIC Case"). The second, between us and the two individuals who were formerly our sole stockholders (the "Selling Stockholders"), concerns certain disputes and claims which have arisen with regard to the terms and conditions of the Redemption Agreement we entered into with them in September 1997 in connection with our redemption of their shares of our common stock (the "Redemption Agreement Case").

         FDIC Case. In the FDIC Case, the Bank in 1996 filed a lawsuit against the United States in which it asserted that the United States had breached the terms of the Assistance Agreement and other related agreements by, among other things, changing certain federal income tax laws that had provided financial assistance and incentives to the Bank in connection with the Assistance Agreement (and possibly certain related agreements). In the lawsuit, the Bank seeks to recover for the loss of these tax benefits and for certain other claims (the "FDIC Claim").

         Under the Assistance Agreement, the FDIC is entitled to receive payments from the Bank for certain portions of tax benefits attributable to the acquired net operating loss carry forwards and other tax benefits which were realized by the Bank from certain items for which assistance was provided to the Bank under the Assistance Agreement. The FDIC has filed a counterclaim against the Bank in the FDIC Case (the "FDIC Counterclaim") claiming that the Bank owes the FDIC a substantial amount of money with regard to the tax benefits realized by the Bank for which is has failed to make payment to the FDIC pursuant to the terms of the Assistance Agreement (the "Tax Benefits Payment"). Our management, after consultation with legal counsel and based on available proceedings to date, has determined that the Bank will have some significant liability to the FDIC with respect to the FDIC Counterclaim. At December 31, 1998, we estimated this liability to be approximately $13 million, which has been reserved and is included in other liabilities in our Consolidated Statements of Financial Condition.

         We believe that as of December 31, 1998, the FDIC's estimate of this liability was approximately $23.0 million. Pursuant to the Redemption Agreement, the Selling Stockholders have agreed to indemnify us with respect to the Assistance Agreement to the extent we are found to be liable to the FDIC on the FDIC Counterclaim for the Tax Benefits Payment in an amount in excess of $13 million. We deposited $10 million of the purchase price to be paid to the Selling Stockholders for the redemption of their stock into an escrow account to be available for such payment by the Selling Stockholders of the FDIC Counterclaim, if necessary.

         Since the Selling Stockholders could have liability on the FDIC Counterclaim for the Tax Benefits Payment, the Redemption Agreement requires that all actions taken by us with regard to the litigation of the FDIC Case be consented to by the Selling Stockholders and that any settlement of the FDIC Case and/or of the FDIC Counterclaim be mutually agreed to by us and the Selling Stockholders. Because of the ongoing litigation between us and the Selling Stockholders with regard to the Redemption Agreement and certain positions which have been taken by the Selling Stockholders concerning the resolution of the FDIC Counterclaim, this requirement for mutual consent has made it unfeasible for a settlement of the FDIC Case to be obtained, to date.

         Redemption Agreement Case. We filed a lawsuit against the Selling Stockholders pertaining to certain disputes and issues which have arisen under the Redemption Agreement. Initially, the lawsuit was filed by us in order to collect amounts which the Selling Stockholders owe to us pursuant to the Redemption Agreement with regard to excess losses experienced by us in the liquidation of our hedging contracts which the Selling Stockholders are required to pay for under the Redemption Agreement. Subsequently, we asked the court to appoint an arbitrator to resolve disagreements between the Selling Stockholders and us as to our final closing date balance sheet, which is needed in order to be able to calculate certain purchase price adjustments under the Redemption Agreement.

         The Selling Stockholders and we have been unable to agree on the closing date balance sheet prepared by us and, in accordance with the procedures set forth in the Redemption Agreement, those disagreements were referred to binding arbitration before an independent certified public accountant who was ultimately designated for that purpose by the judge presiding over the Redemption Agreement Case. The arbitrator rendered his decision to the court and the parties in September 1998. If, upon final determination by the court, the arbitrator's determination is upheld, we would be obligated to pay an amount of less than $400,000 to the Selling Stockholders as additional purchase price under the Redemption Agreement. However, because of various other disputes we have with the Selling Shareholders under the Redemption Agreement, we have sought to amend our complaint in the Redemption Agreement Case to, among other things, request the court to only make the final determination of this issue after all of the interrelated disputes under the Redemption Agreement are fully resolved. As of this date, the judge has not ruled upon our motions or the Selling Stockholder's responding motion for partial summary judgement. We can provide no assurance as to the outcome of either lawsuit.

Competition with other financial institutions could adversely affect our profitability.

         We face substantial competition in originating loans and in attracting deposits. This competition in originating loans comes principally from other banks, other savings institutions, mortgage banking companies, consumer finance companies, insurance companies and other institutional lenders and purchasers of loans. In attracting deposits, we compete with insured depository institutions such as savings institutions, credit unions and banks, as well as institutions offering uninsured investment alternatives including money market funds. These competitors may offer higher interest rates than we do, which could result in either our attracting fewer deposits or in our being required to increase our rates in order to attract deposits. Increased deposit competition could increase our cost of funds and adversely affect our ability to generate the funds necessary for our lending operations, thereby adversely affecting our results of operations. A number of institutions with which we compete have significantly greater assets, capital and other resources. In addition, many of our competitors are not subject to the same extensive federal regulation that governs our business. As a result, many of our competitors have advantages over us in conducting certain businesses and providing certain services.

If our computer systems do not properly work on January 1, 2000, our business operations will be disrupted.

         The Year 2000 issue is the result of computer programs being able to use only two digits rather than four to define the applicable year. Thus, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations, causing disruptions of operations, including, among others, a temporary inability to process deposit and loan transactions, effect financings or engage in normal business activities. We have established an enterprise-wide program to prepare our computer systems and applications for the Year 2000 and we are utilizing both internal and external resources to identify, correct and test our systems for Year 2000 compliance. We had substantially completed our reprogramming as of December 31, 1998 and testing efforts were completed June 30, 1999. Further validation through testing will be continued throughout calendar year 1999.

         We do not rely on in-house data processing or computer programming for our main-frame banking applications. Our primary data processing vendor, AllTel, Inc., has a history of producing high quality banking applications and has assured us that its core applications will be capable of handling the Year 2000 issue. We continued to test these applications in their own environment to validate these assurances.

         Because third party failures could have a material impact on our ability to conduct business, questionnaires have been sent to business-critical vendors and large commercial borrowers to certify that plans are being developed to address the Year 2000 issue. We are currently assessing the returned questionnaires which we are categorizing based upon readiness for the Year 2000 issues and prioritizing based upon significance to our business. To the extent that business-critical vendors do not provide us with satisfactory evidence of their readiness to handle Year 2000 issues, contingency plans have been developed. Furthermore, information has been provided to large commercial borrowers regarding the potential business risks associated with the Year 2000 issue. We intend to make every reasonable effort to assess the Year 2000 readiness of these critical business partners and to create action plans to address the identified risks.

         We have completed an assessment of the Year 2000 compliance status of all of our information technology and non-information equipment and will continue to address the Year 2000 compliance of such equipment.

         Testing and remediation of all of our systems and applications is expected to incrementally cost approximately $500,000 in 1999, excluding cost of our employees involved in Year 2000 compliance activities. All estimated costs have been budgeted and are expected to be funded by cash flows from operations.

         We do not believe the costs and efforts related to the Year 2000 compliance project will be material to our financial position or results of operations. However, we cannot give assurances that we will discover and remediate all Year 2000 problems or that our third-party vendors and customers will have satisfactorily resolved all of their Year 2000 issues, and the failure to do so could have a material adverse effect on our results of operations and financial condition.

Changes in statutes and regulations could adversely affect us.

         We are subject to extensive regulation and supervision by federal and state authorities. Such supervision and regulation establish a comprehensive framework of activities in which an institution may engage, and are intended primarily for the protection of the federal deposit insurance fund and the Bank's depositors. This regulatory structure also provides our regulators with significant discretion in the performance of their supervisory and enforcement duties. Any change in such regulation, whether by our regulators or as a result of legislation subsequently enacted by the Congress of the United States, could have a substantial impact on the Bank and its operations. Additional legislation and regulations may be enacted or adopted in the future that could significantly affect our powers, authority and operations, which could have a material adverse effect on our operations.

                       RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated.

                                                 Six Months               Years Ended December 31,         Six Months Ended
                                               Ended June 30,          -----------------------------         December 31,
                                                    1999                  1998                1997               1997
                                              ----------------         ----------         ----------      ------------------
Ratios of earnings to fixed charges:
   Including interest on deposits........            1.38x                 1.31x                N/A                N/A
   Excluding interest on deposits........            5.79x                 6.85x                N/A                N/A
Dollar amount of excess (deficiency)
   of earnings to fixed charges:
   Including interest on deposits........         $16,763              $ 28,691           $(161,553)         $(130,031)
                                                  =======              ========           =========          =========
   Excluding interest on deposits........         $50,676              $103,434           $ (79,009)         $ (89,359)
                                                  =======              ========           =========          =========

                                                                Years Ended June 30,
                                           ------------------------------------------------------------
                                                1997            1996            1995            1994
                                           ------------      ----------     -----------      ----------
Ratios of earnings to fixed charges:
   Including interest on deposits........          N/A           1.10x           1.13x            1.71x
Excluding interest on deposits...........         1.48x          1.94x           1.95x            3.63x
Dollar amount of excess (deficiency)
   of earnings to fixed charges:
   Including interest on deposits........     $(41,905)       $18,440         $20,983         $ 73,710
                                              ========        =======         =======         ========
   Excluding interest on deposits........     $ 41,186        $99,613         $89,218         $129,057
                                              ========        =======         =======         ========

         For purposes of computing the ratios of earnings to fixed charges, earnings represent income (loss) before cumulative effect of change in accounting principles and income taxes plus fixed charges. Fixed charges, excluding interest on deposits, includes gross interest expense less interest on deposits. Fixed charges, including interest on deposits, includes all gross interest expense.

                                 USE OF PROCEEDS

         All of the proceeds from the sale of the Trust Preferred Securities together with proceeds of the Common Securities will be invested by the Trust in the Junior Subordinated Debentures to be issued by us. We intend to use the estimated net proceeds from the sale of the Junior Subordinated Debentures of
approximately $      million ($      million if the underwriters' over-allotment
option is exercised in full) for general corporate purposes, including capital contributions to the Bank to support its growth strategy and for working capital. We may also use a portion of the net proceeds for acquisitions by either us or the Bank, although neither we nor the Bank presently have any understandings that have not been announced with respect to any such acquisition. Initially, the net proceeds may be used to make short-term investments.

                                 CAPITALIZATION

         The following table sets forth our unaudited consolidated capitalization as of June 30, 1999 and such capitalization as adjusted, to reflect the sale of the Trust Preferred Securities, the issuance of the Junior Subordinated Debentures and the application of the estimated net proceeds as described in "Use of Proceeds." You should also read the more detailed information included or incorporated by reference in this prospectus, including the financial statements and related notes.

                                                                                       June 30, 1999
                                                                              -------------------------------
                                                                                 Actual         As Adjusted
                                                                              ------------    ---------------
                                                                                   (Dollars in thousands)

Total deposits  ........................................................       $1,608,625         $1,608,625
Borrowings:
   Advances from the  Federal Home Loan Bank of Topeka..................          350,518            350,518
   Senior Notes(1) .....................................................           80,000             80,000
   Other liabilities....................................................           39,426             39,426
                                                                               ----------         ----------
      Total borrowings..................................................          469,944            469,944
                                                                               ----------         ----------
Company-obligated mandatorily redeemable trust preferred
   securities of subsidiary trust holding
   solely junior subordinated debentures of the
   Company (2)..........................................................               --
                                                                               ----------         ----------
Stockholders' equity:
   Preferred stock, $0.01 par value, 5,000,000
       shares authorized;  none outstanding.............................               --                 --
   Common stock, par value $0.01, 25,000,000 shares authorized,
        20,537,269 shares issued and 20,537,209 shares outstanding......              205                205
   Additional paid-in capital...........................................          206,758            206,758
   Retained earnings ...................................................           60,883             60,883
   Treasury stock, 60 shares, at cost ..................................         (149,436)          (149,436)
   Accumulated other comprehensive income ..............................            7,387              7,387
                                                                               ----------         ----------
   Total stockholders' equity...........................................          125,797            125,797
                                                                               ----------         ----------

      Total capitalization..............................................       $2,204,366         $
                                                                               ==========         ==========

----------

(1) Subsequent to June 30, 1999, we repurchased and retired $3,250,000 of senior notes.

(2) Reflects the issuance of Trust Preferred Securities at their issue price of $25 per Trust Preferred Security. The sole assets of the Trust, which is our subsidiary, will be the Junior Subordinated Debentures which will
       mature on                , 2029. We will own all of the Common Securities
       issued by the Trust.

                         LOCAL FINANCIAL CAPITAL TRUST I

         The Trust is a statutory business trust formed under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust will be governed by the terms of the Trust Agreement which will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in other activities that are incidental or necessary to these purposes. The Junior Subordinated Debentures will be the sole assets of the Trust, and, accordingly, payments under the Junior Subordinated Debentures will be the sole revenues of the Trust.

         All of the Common Securities will be owned by us. We will acquire Common Securities with a $25 Liquidation Amount, equal to at least 3% of the total capital of the Trust. While the Common Securities will have terms equal in priority of payment with the Trust Preferred Securities, if we default on the Junior Subordinated Debentures, then cash distributions and liquidation, redemption and other amounts payable on the Common Securities will be subordinated to the Trust Preferred Securities in priority of payment.

         The Trust has a term of approximately 31 years, but may be dissolved earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, who are appointed by us as holder of the Common Securities. The trustees for the Trust will be The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee") and three Administrative Trustees who are our officers (each, an "Administrative Trustee" and collectively, the "Administrative Trustees"). The Property Trustee, the Delaware Trustee and the Administrative Trustees are collectively referred to as the "Issuer Trustees" in this prospectus. The Property Trustee will act as sole indenture trustee under the Trust Agreement. The Bank of New York will also act as trustee under the Guarantee and the Indenture. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The holder of the Common Securities of the Trust or, if an event of default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the Trust Preferred Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, whose voting rights will be vested exclusively in the holder of the Common Securities.

         We will pay all fees, expenses, debts and obligations related to the Trust and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs and expenses of the Trust, except the Trust's obligations with respect to the Trust Preferred Securities and the Common Securities.

         For financial reporting purposes, the Trust will be treated as our subsidiary and, accordingly, the accounts of the Trust will be included in our Consolidated Financial Statements. We will present the Trust Preferred Securities as a separate line item in our consolidated Statement of Financial Condition entitled "Company-Obligated Mandatorily Redeemable Trust Preferred

Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Company" and we will include appropriate disclosures about the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures in the notes to our Consolidated Financial Statements. For financial reporting purposes, we will record distributions payable on the Trust Preferred Securities as interest expense in our Consolidated Statements of Operations.

                    DESCRIPTION OF TRUST PREFERRED SECURITIES

         This summary of certain provisions of the Trust Preferred Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The Trust Agreement will be qualified under the Trust Indenture Act. The Property Trustee will act as the indenture trustee (the "Debenture Trustee") for purposes of complying with the Trust Indenture Act.

General

         The Issuer Trustees will issue the Trust Preferred Securities on behalf of the Trust pursuant to the terms of the Trust Agreement. We will own all of the Common Securities. The Trust Preferred Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders of the Trust Preferred Securities will be entitled to a preference in certain circumstances with respect to Distributions (as defined below) and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. The Trust Agreement prohibits the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust.

         The Trust Preferred Securities will rank equal in priority of payment, and payments will be made thereon pro rata with the Common Securities except under certain circumstances. See "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments.

Distributions

         Payment of Distributions. Distributions on each Trust Preferred
Security will be cumulative, will accrue from        , 1999 and will be payable
quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing       , 1999, at the annual rate of    % of the stated
Liquidation Amount of $25 per Trust Preferred Security ("Distributions"). The
initial Distribution will equal $       for each Trust Preferred Security.
Subsequent Distributions will equal $       for each Trust Preferred Security.
Distributions in arrears for more than one quarter will (to the extent permitted by law) accrue interest at the rate per annum of ____% thereof compounded quarterly. Distributions shall be made to the holders of the Trust Preferred Securities on the relevant record date which will be the fifteenth day of the month in which the relevant Distribution Date (as defined below) occurs. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar quarter, on the basis of the actual number of days elapsed in the quarter. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if the next succeeding Business Day falls in the next succeeding calendar year, the payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York, New York or Oklahoma City, Oklahoma are authorized or required by law or executive order to close.

         Deferral Period. So long as no Debenture Event of Default shall have occurred and be continuing, we will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive calendar quarters with respect to each deferral period (each, a "Deferral Period"), provided that no Deferral Period shall end on a date other than an Interest Payment Date (as
defined herein) or extend beyond      , 2029, which is the "Stated Maturity
Date." Upon any such election, quarterly Distributions on the Trust Preferred Securities will be deferred by the Trust during such Deferral Period. Distributions to which holders of the Trust Preferred Securities are entitled during any such Deferral Period will accumulate additional Distributions thereon
at the rate per annum of       % thereof, compounded quarterly from the relevant
Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

         Prior to the termination of any such Deferral Period, we may further extend such Deferral Period, provided that such extension will only be permitted under the Trust Agreement to the extent that such Deferral Period, together with all other extensions occurring both before and after such extension, does not exceed 20 consecutive calendar quarters, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Deferral Period and the payment of all amounts then due on any Interest Payment Date, we may elect to begin a new Deferral Period, subject to the above requirements. No interest shall be due and payable during a Deferral Period, except at the end of the period. If Distributions are deferred, the deferred Distributions and accrued interest will be paid to holders of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date for Distributions due at the end of the Deferral Period. We must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of our election of any such Deferral Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin such Deferral Period and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or automated quotation system or to holders of such Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that we may elect to begin a Deferral Period.

         During any such Deferral Period, we may not

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

         o make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including any other debentures ("Other Debentures")) that rank equal with or junior in right of payment to the Junior Subordinated Debentures; or

         o make any guarantee payments with respect to any guarantee made by us of the debt securities of any of our subsidiaries of (including other guarantees) if such guarantee ranks equal with or junior in right of payment to the Junior Subordinated Debentures.

         However, we will not violate the first bullet point above if we

         o declare or pay dividends or make distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

         o declare a dividend in connection with the implementation of a stockholders' rights plan, or issue stock under any such plan in the future, or redeem or repurchase of any such rights pursuant to any such plan;

         o  make payments under the Guarantee;

         o purchase any fractional shares as a result of a reclassification of our capital stock;

         o purchase any fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged therefor; or

         o purchase common stock as a result of the issuance of common stock or rights under any of our benefit plans for directors, officers or employees or any of our dividend reinvestment plans.

         We do not currently intend to exercise our option to defer payments of interest on the Junior Subordinated Debentures.

         Source of Distribution. The Trust's funds available for distribution to holders of the Trust Preferred Securities will be limited to payments under the Junior Subordinated Debentures. If we do not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by us on a limited basis.

Redemption

         Mandatory Redemption of the Trust Preferred Securities. Upon the repayment or redemption at any time, in whole or in part, of any Junior Subordinated Debentures, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at a redemption price equal to $25 per Trust Preferred Security plus any accrued and unpaid Distributions thereon to the Redemption Date. If less than all of the Junior Subordinated Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment will be allocated pro rata to the Trust Securities.

         Optional Redemption of the Junior Subordinated Debentures. On or after , 2004, we will have the right to redeem the Junior Subordinated Debentures in whole at any time or in part from time to time at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus ___% of the principal amount thereof declining ratably each year to 100% of the principal amount thereof at any time on or after _________ __, 2009. We would redeem the Junior Subordinated Debentures upon not less than 30 nor more than 60 days written notice, in each case subject to receipt of prior approval if it is then required under applicable regulatory requirements. If we redeem the Junior Subordinated Debentures, the Trust Securities will be redeemed as described in the preceding paragraph.

         Special Event or Distribution of Junior Subordinated Debentures. If a Special Event (as defined below) occurs and is continuing, we will have the right upon not less than 30 nor more than 60 days written notice to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the redemption price within 90 days following the occurrence of such Special Event, in each case subject to receipt of prior approval if it is then required under applicable regulatory requirements. If a Special Event has occurred and is continuing and we do not elect to redeem the Junior Subordinated Debentures (and thereby cause a mandatory redemption of the Trust Securities) or to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities, the Trust Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures.

         Definitions. The terms described in the preceding paragraph have the following meanings:

         "Additional Sums" means the additional amounts as may be necessary to be paid by us with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject.

         An "Investment Company Event" means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940 (the "Investment Company Act"), which change becomes effective on or after the original issuance of the Trust Preferred Securities.

         "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Trust Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the redemption price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holders to whom such Junior Subordinated Debentures are distributed.

         "Liquidation Amount" means the stated amount of $25 per Trust Security.

         A "Regulatory Capital Event" means that we shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any rules, guidelines or policies of applicable regulatory agencies or
(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the Trust Agreement, there is more than an insubstantial risk that the Trust Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 Capital (or its then equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to us. The distribution of the Junior Subordinated Debentures in connection with the termination of the Trust by us will not in and of itself constitute a Regulatory Capital Event.

         A "Special Event" means a Tax Event, an Investment Company Event or a Regulatory Capital Event, as the case may be.

         A "Tax Event" means the receipt by us and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or of any political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of the Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by us on the Junior

Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a minor amount of other taxes, duties or other governmental charges.

Distribution of Junior Subordinated Debentures

         We will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. This right is subject to (i) our having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Trust Preferred Securities and (ii) prior approval by the applicable regulatory authorities if it is then required under applicable regulatory requirements.

         After the date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) the Depository Trust Company ("DTC" or "Depositary") or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities with an interest rate indentical to the distribution rate of, and accrued and unpaid interest equal to the accumulated and unpaid Distributions on, such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon we will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

         We can give no assurance as to the market prices for the Trust Preferred Securities, or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities, if a dissolution and liquidation of the Trust were to occur. Accordingly, the Trust Preferred Securities that you may purchase, or the Junior Subordinated Debentures that you may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the Trust Preferred Securities.

         If the Junior Subordinated Debentures are distributed to the holders of Trust Preferred Securities, we will use our best efforts to list the Junior Subordinated Debentures on a national securities exchange or comparable automated quotation system.

Redemption Procedures

         If applicable, Trust Securities will be redeemed at the redemption price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debentures. Any redemption of Trust Securities will be made and the redemption price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such redemption price.

         The Trust may not redeem fewer than all of the outstanding Trust Preferred Securities unless all accrued and unpaid Distributions have been paid on all Trust Preferred Securities for all quarterly Distribution periods terminating on or prior to the date of redemption. If a partial redemption of the Trust Preferred Securities would result in the delisting of the Trust Preferred Securities by a national securities exchange or other organization on which the Trust Preferred Securities are listed, then, pursuant to the Indenture, we may only redeem the Junior Subordinated Debentures in whole and, as a result, the Trust may only redeem the Trust Preferred Securities in whole.

         If the Trust gives a notice of redemption in respect of the Trust Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the Redemption Date, to the extent that we have deposited with the Property Trustee by 10:00 a.m., New York City time, funds sufficient to pay the redemption price with respect to the Trust Preferred Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined herein) to deposit irrevocably with DTC funds sufficient to pay the redemption price and will give DTC or its nominees irrevocable instructions and authority to pay the redemption price to the holders of such Trust Preferred Securities. See "Book-Entry Issuance." If such Trust Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent we have deposited with the Property Trustee funds sufficient to pay the redemption price, will irrevocably deposit with the Paying Agent for such Trust Preferred Securities funds sufficient to pay the aggregate redemption price and will give such Paying Agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Trust Preferred Securities called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the redemption price, but without interest on such redemption price and such Trust Preferred Securities will cease to be outstanding. In the event that any Redemption Date of Trust Preferred Securities is not a Business Day, then the redemption price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that we fail to repay the Junior Subordinated Debentures on maturity or payment of the redemption price is improperly withheld or refused and not paid either by the Trust or by us pursuant to the Guarantee as described under "Description of Guarantee," (i) Distributions on Trust Preferred Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by the Trust to the date such redemption price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the redemption price.

         Subject to the Trust Agreement and applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

         Payment of the redemption price on the Trust Preferred Securities and any distribution of Junior Subordinated Debentures to holders of Trust Preferred Securities will be made on the Redemption Date.

         If less than all of the Trust Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate redemption price for such Trust Securities to be redeemed will be allocated pro rata to the Trust Preferred Securities and Common Securities based upon the relative Liquidation Amounts of the Trust Securities or such other method as the Trustee shall deem appropriate, not more than 60 days prior to the date fixed for redemption. The particular Trust Preferred Securities to be redeemed will be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple thereof) of the Liquidation Amount of Trust Preferred Securities. The Property Trustee will promptly notify the security registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless we default in payment of the redemption price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

Subordination of Common Securities

         Payment of Distributions on, and the redemption price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default (as described in "Description of Junior Subordinated Debentures--Debenture Events of Default") shall have occurred and be continuing, no payment of any Distribution on, or applicable redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, will be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior to the Debenture Event of Default, or in the case of payment of the redemption price, the full amount of such redemption price shall have been made or provided for, and all funds available to the Property Trustee will first be applied to the payment in full in cash of all Distributions on, or redemption price of, the Trust Preferred Securities then due and payable.

         In the case of any Event of Default under the Trust Agreement relating to a Debenture Event of Default (as described in "-- Events of Default; Notice"), as holder of the Common Securities, we will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default has been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of us as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

         We will have the right at any time to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities. Our right is subject to (i) our having received an opinion of an independent tax counsel experienced in such matters to the effect that such distribution will not be a taxable event to holders of Trust Preferred Securities for United States federal income tax purposes, and (ii) our having received prior approval if it is then required under applicable regulatory requirements. See "--Distribution of Junior Subordinated Debentures."

         In addition, the Trust will automatically dissolve upon the first to occur of: (i) certain events of our bankruptcy, dissolution or liquidation; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if we have given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within our discretion); (iii) redemption of all of the Trust Securities; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If a dissolution occurs as described in clause (i), (ii), (iv), or (v) above, the Trust will be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing to the holders of the Trust Securities, after satisfaction of liabilities to creditors of the Trust, a Like Amount of the Junior Subordinated Debentures. However, if such a distribution is determined by the Property Trustee not to be practicable, the holders will be entitled to receive out of the assets of the Trust legally available for distribution, after satisfaction of liabilities to creditors of the Trust, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. However, if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities will have a priority over the Common Securities. See "--Subordination of Common Securities."

         If we elect not to redeem the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elect not to or are unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

         If we elect to dissolve the Trust and thereby cause the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities in liquidation of the Trust, we shall continue to have the right to shorten the maturity of the Junior Subordinated Debentures, subject to certain conditions.

Events of Default; Notice

         Any one of the following events that has occurred and is continuing constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Trust Preferred Securities, regardless of the reason for such Event of Default and whether it occurs voluntary or involuntary or by operation of law or pursuant to any order, rule or regulation:

         o the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default");

         o default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

         o default by the Trust in the payment of the redemption price of any Trust Security when it becomes due and payable;

         o default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a default or breach in the performance of a covenant or warranty which is addressed in the second or third clause above), and continuation of the default or breach, for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the Trust Agreement; or

         o the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by us to appoint a successor Property Trustee within 60 days of the event.

         Within 90 days after the occurrence of any Event of Default known to the Property Trustee, the Property Trustee will transmit notice of the Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and us, unless the Event of Default has been cured or waived. We and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities will have a preference over the Common Securities. See "--Subordination of Common Securities" and "--Liquidation Distribution Upon Default." Upon a Debenture Event of Default, unless the principal of all the Junior Subordinated Debentures has already become due and payable, either the Property Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare all of the Junior Subordinated Debentures to be due and payable immediately by giving notice in writing to us (and to the Property Trustee, if notice is given by holders of the Junior Subordinated Debentures). If the Property Trustee or the holders of the Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures due and payable upon a Debenture Event of Default, the holders of at least 25% in Liquidation Amount of the Trust Preferred Securities then outstanding will have the right to declare the Junior Subordinated Debentures immediately due and payable. In either event, payment of principal and interest on the Junior Subordinated Debentures will remain subordinated to the extent provided in the Indenture. In addition, holders of the Trust Preferred Securities have the right in certain circumstances to bring a direct action ("Direct Action"). See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities."

Removal of Issuer Trustees

         Unless a Debenture Event of Default has occurred and is continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in us, as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Co-trustees and Separate Property Trustee

         Unless an Event of Default has occurred and is continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any property of the Trust may at the time be located, we, as the holder of the Common Securities, and the Administrative Trustees shall have the right to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such property, or to act as separate trustee of any such property, in either case, with such powers as may be provided in the instrument of appointment, and to vest in the person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone will have power to make the appointment.

Merger or Consolidation of Issuer Trustees

         Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such

Issuer Trustee is a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided the Person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "--Distribution of Junior Subordinated Debentures." The Trust may, at our request, with the consent of the Administrative Trustees but without the consent of the holders of the Trust Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized under the laws of any State; provided, that (i) the successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) we expressly appoint a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Trust Preferred Securities or the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are then listed or quoted, if any, (iv) if the Trust Preferred Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to the transaction, the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Securities (including any Successor Securities) or, if the Junior Subordinated Debentures are so rated, the Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization, (v) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities), (vi) the successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity),
(b) following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (c) the Trust will continue to be, or the successor entity will be, classified as a grantor trust for federal income tax purposes, (viii) we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and (ix) the Property Trustee is given an officer's certificate and an opinion of counsel each to the effect that all conditions precedent in the Trust Agreement to the transactions have been satisfied. Notwithstanding the foregoing, the Trust will not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes or each holder of the Trust Securities not to be treated as owning an undivided interest in the Junior Subordinated Debentures.

Voting Rights; Amendment of the Trust Agreement

         Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by us, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act. However, the amendment to the Trust Agreement under these circumstances may not adversely affect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement under these circumstances will become effective when notice is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and us (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities and
(ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act. However, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or reduce the amount payable on redemption thereof or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any payment on or after the specified date. Notwithstanding the foregoing, no amendments or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause a Special Event.

         So long as any Junior Subordinated Debentures are held by the Property Trustee, subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or direct the exercise of any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, including the right to direct the Property Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Junior Subordinated Debentures, (ii) waive any past defaults under the Indenture that are available under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where the consent will be required. However, where a consent under the Indenture would require the consent of each affected holder of Junior Subordinated Debentures, no consent may be given by the Property Trustee without the prior approval of each holder of the Trust Preferred Securities. The Issuer Trustees will not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of those holders. The Property Trustee will notify each holder of Trust Preferred Securities within 90 days of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Trust Preferred Securities prior to taking any of the foregoing actions, the Issuer Trustees will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Trust Preferred Securities may be given at a meeting of the holders convened for that purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of Trust Preferred Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by us, the Trustees or any affiliate of us or any Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

         The Trust Preferred Securities will be represented by one or more global certificates registered in the name of DTC or its nominee (a "Global Trust Preferred Security"). Beneficial interests in the Trust Preferred Securities will be shown on, and transfer thereof will be effected only through, records maintained by persons that have accounts with such Depositary

("Participants"). Except as described below, Trust Preferred Securities in the certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

         A global security will be exchangeable for Trust Preferred Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies us that it is unwilling or unable to continue as a depositary for the global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered to act as such depository, (ii) the Trust in its sole discretion determines that the global security may be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture. Any global security that is exchangeable as described in the preceding sentence will be exchangeable for definitive certificates registered in the names as the Depositary shall direct. We expect that the instructions will be based upon directions received by the Depositary with respect to ownership of beneficial interests in the global security. In the event that Trust Preferred Securities are issued in definitive form, the Trust Preferred Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

         Unless and until it is exchanged in whole or in part for individual Trust Preferred Securities, a Global Trust Preferred Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of the successor.

         Payments on Trust Preferred Securities represented by a global security will be made to the Depositary, as the depositary for the Trust Preferred Securities. In the event the Trust Preferred Securities are issued in definitive form, Distributions will be payable, the transfer of the Trust Preferred Securities will be registrable, and Trust Preferred Securities will be exchangeable for Trust Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. For a description of the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other manners, See "Book-Entry Issuance."

         Upon the issuance of a Global Trust Preferred Security, and the deposit of the Global Trust Preferred Security with or on behalf of the Depositary, the Depositary for the Global Trust Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Trust Preferred Securities represented by the Global Trust Preferred Securities to the accounts of Participants. These accounts will be designated by the dealers, underwriters or agents with respect to the Trust Preferred Securities. Ownership of beneficial interests in a Global Trust Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in the Global Trust Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interest in a Global Trust Preferred Security.

         So long as the Depositary for a Global Trust Preferred Security, or its nominee, is the registered owner of the Global Trust Preferred Security, the Depositary or the nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented by the Global Trust Preferred Security for all purposes under the Trust Agreement governing such Trust Preferred Securities. Except as provided below, owners of beneficial interest in a Global Trust Preferred Security will not be entitled to have any of the individual Trust Preferred Securities represented by such Global Trust Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Preferred Securities in definitive form and will not be considered the owners or holders under the Trust Agreement.

         Neither the Property Trustee, any Paying Agent (as defined below), the Securities Registrar (as defined below) for the Trust Preferred Securities nor we will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Trust Preferred Security representing the Trust Preferred Securities or for maintaining supervising or reviewing any records relating to the beneficial ownership interests.

         We expect that the Depositary for Trust Preferred Securities or its nominee, upon receipt of any payment of the Liquidation Amount or Distributions in respect of a permanent Global Trust Preferred Security, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Trust Preferred Security as shown on the records of such Depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in such Global Trust Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of such Participants.

         If the Depositary for the Trust Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, the Trust will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security. In addition, the Trust may at any time and in its sole discretion, subject to any limitations described herein relating to the Trust Preferred Securities, determine not to have any Trust Preferred Securities represented by one or more Global Trust Preferred Securities and, in that event, will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security. Further, an owner of a beneficial interest in a Global Trust Preferred Security representing the Trust Preferred Securities may, on terms acceptable to the Trust, the Property Trustee and the Depositary for the Global Trust Preferred Security, receive individual Trust Preferred Securities in exchange for the beneficial interests, subject to any limitations described herein. In any such instance, an owner of a beneficial interest in a Global Trust Preferred Security will be entitled to physical delivery of individual Trust Preferred Securities represented by the Global Trust Preferred Security equal in Liquidation Amount to the beneficial interest and to have the Trust Preferred Securities registered in its name. Individual Trust Preferred Securities so issued will be issued in denominations, unless otherwise specified by us, of $25 and integral multiples thereof.

Payment and Paying Agency

         Payments on the Trust Preferred Securities held in global form will be made to the Depositary, which will credit the relevant accounts at the Depositary on the applicable Distribution Dates. Payments on the Trust Preferred Securities that are not held by the Depositary will be made by check mailed to the address of the holder entitled thereto as the address which appears on the register. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and us. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and us. In the event that the Property Trustee will no longer be the Paying Agent, the Administrative Trustees will appoint a successor (which will be a bank or trust company acceptable to the Administrative Trustees and us) to act as Paying Agent.

Registrar and Transfer Agent

         The Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities (the "Securities Registrar"). Registration of transfers of the Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Trust Preferred Securities after they have been called for redemption.

Information Concerning the Property Trustee

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only the duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Trust Securities are entitled under the Trust Agreement to vote, then the Property Trustee may take the action as is directed by and, if not so directed, may take action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct. The Property Trustee also serves as trustee under the indenture pursuant to which the Company's senior notes were issued.

Miscellaneous

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated by us as indebtedness for United States federal income tax purposes. In this connection, we and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that we and the Administrative Trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not adversely affect the interests of the holders of the Trust Securities or vary the terms thereof.

         Holders of the Trust Securities have no preemptive or similar rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         The Junior Subordinated Debentures are to be issued under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Debenture Trustee and us. The Indenture will be qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and is qualified in its entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. The form of the Indenture has been filed as an exhibit to the Registration Statement.

         Concurrently with the issuance of the Trust Preferred Securities, the Trust will invest the proceeds, together with the consideration paid by us for the Common Securities, in Junior Subordinated Debentures issued by us. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture.

         We may at any time liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. If the Junior Subordinated Debentures are distributed to the holders of the Trust Preferred Securities, we will use our best efforts to list the Junior Subordinated Debentures on a national securities exchange or comparable automated quotation system.

General

         The Junior Subordinated Debentures will bear interest at the annual
rate of      % of the principal amount thereof, payable quarterly in arrears on the last day of March, June, September and December of each year (each, an
"Interest Payment Date"), commencing,             1999, to the person in whose
name each Junior Subordinated Debenture is registered, subject to certain exceptions, on the fifteenth day of the month in which the relevant Interest Payment Date occurs. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued through the date the interest payment is due. We anticipate that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, on the basis of the actual number of days elapsed in the month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if the next succeeding Business Day falls in the next succeeding calendar year, then the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per
annum of      % thereof, compounded quarterly. The term "interest," as used herein, includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

         The Junior Subordinated Debentures will mature on      , 2029 (such
date, as it may be shortened as hereinafter described (the "Stated Maturity Date"). The Stated Maturity Date may be shortened once at any time by us to any
date not earlier than      , 2004 subject to our having received prior approval
if it is then required under applicable regulatory requirements. In the event that we elect to shorten the Stated Maturity Date of the Junior Subordinated Debentures, we will give notice to the Debenture Trustee, and the Debenture Trustee will give notice of the shortening to the holders of the Junior Subordinated Debentures no less than 90 days prior to the effectiveness thereof.

         The Junior Subordinated Debentures will rank equal with all Other Debentures and will be unsecured and will rank subordinate and junior in right of payment to all Senior and Subordinated Indebtedness (as defined under "Description of Junior Subordinated Debentures--Subordination") to the extent and in the manner set forth in the Indenture.

Option to Extend Interest Payment Date

         So long as no Debenture Event of Default has occurred and is continuing, we will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive calendar quarters, provided that no Deferral Period may end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Deferral Period, we must pay all interest then accrued and unpaid (together with interest thereon) at the
annual rate of    %, compounded quarterly, to the extent permitted by applicable law. During a Deferral Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Trust Preferred Securities, holders of Junior Subordinated Debentures (or holders of the Trust Preferred Securities while Trust Preferred Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         During a Deferral Period, we will not undertake any of the actions set forth below under "--Certain Covenants We Have Made."

         Prior to the termination of any such Deferral Period, we may further extend such Deferral Period, provided that such extension does not cause such Deferral Period together with all previous and further extensions within the Deferral Period to exceed 20 consecutive calendar quarters, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Deferral Period and the payment of all amounts then due on any Interest Payment Date, we may elect to begin a new Deferral Period, subject to the above requirements. No interest will be due and payable during a Deferral Period, except at the end of that period. We must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of election of any Deferral Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Preferred Securities are payable or (ii) the date the Trust is required to give notice to any securities exchange or to holders of Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to the record date. The Debenture Trustee will give notice of our election to begin or extend a new Deferral Period to the holders of the Trust Preferred Securities.

Additional Sums

         If the Trust or the Property Trustee is required to pay any additional taxes, duties, assessments or other governmental charges, we will pay Additional Sums as required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties, assessments or other governmental charges.

Redemption

         Subject to our having received any prior approval required under applicable regulatory requirements, the Junior Subordinated Debentures are
redeemable prior to maturity at our option on or after     , 2004, in whole
(at any time) or in part (from time to time) at a redemption price equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus in each case, accrued and unpaid interest on the Junior Subordinated Debentures to the date of redemption if redeemed during the 12-month period beginning _______ __ of the years indicated below:

         Year                           Percentage
         ----                           ----------

         2004                                    %
         2005                                    %
         2006                                    %
         2007                                    %
         2008                                    %
         2009 and thereafter              100.000%

         The Junior Subordinated Debentures are also redeemable prior to maturity at any time in whole (but not in part), within 90 days following the occurrence of a Special Event, in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount.

         If a partial redemption of the Trust Preferred Securities resulting from a partial redemption of the Junior Subordinated Debentures would result in a delisting of the Trust Preferred Securities, then we may redeem the Junior Subordinated Debentures in whole only.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at the holder's registered address. Unless we default in payments of the redemption price, on and after the redemption date, interest ceases to accrue on the Junior Subordinated Debentures or portions called for redemption.

         The Junior Subordinated Debentures will not be subject to any sinking fund.

Distribution upon Liquidation

         Under certain circumstances involving the dissolution of the Trust, the Junior Subordinated Debentures may be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust. See "Description of Trust Preferred Securities--Liquidation Distribution Upon Dissolution." If distributed to holders of the Trust Preferred Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and the Depositary or any successor depositary for the Trust Preferred Securities will act as depositary for the Junior Subordinated Debentures. We anticipate that the depositary arrangements for the Junior Subordinated Debentures be substantially identical to those in effect for the Trust Preferred Securities. If the Junior Subordinated Debentures are distributed to the holders of Trust Preferred Securities upon the liquidation of the Trust, we will use our best efforts to list the Junior Subordinated Debentures on the Nasdaq National Market or such other stock exchanges or automated quotation system, if any, on which the Trust Preferred Securities are then listed or quoted. We can give no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Trust Preferred Securities.

Certain Covenants We Have Made

         If at any time (1) there shall have occurred any event of which we have actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which we shall not have taken reasonable steps to cure, (2) we are in default with respect to our payment of any obligations under the Guarantee, or (3) we shall have given notice of our election of a Deferral Period as provided in the Indenture and shall not have rescinded such notice, and such Deferral Period, or any extension thereof, shall have commenced and be continuing, then we will not,

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

         o make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities (including Other Debentures) that rank equal with or junior in right of payment to the Junior Subordinated Debentures; or

         o make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries (including under Other Guarantees) if such guarantee ranks equal or junior in right of payment to the Junior Subordinated Debentures.

         However, we will not violate the first bullet point above if we

         o declare or pay dividends or make distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of our common stock;

         o declare a dividend in connection with the implementation of a stockholders' rights plan, or issue stock under any plan in the future, or redeem or repurchase any rights under such a plan;

         o  make payments under the Guarantee;

         o purchase fractional shares as a result of a reclassification of our capital stock;

         o purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged; or

         o purchase common stock as a result of the issuance of common stock or rights under any of our benefit plans for directors, officers or employees or any of our dividend reinvestment plan.

         So long as the Trust Securities remain outstanding, we also have agreed
(i) to maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any permitted successor to us under the Indenture may succeed to our ownership of such Common Securities, (ii) to not voluntarily dissolve, wind-up or terminate the Trust, except in connection with the distribution of the Junior Subordinated Debentures or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, (iii) to timely perform our duties as sponsor of the Trust, (iv) to use our reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and
(v) to use our reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

Subordination

         In the Indenture, we have covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior and Subordinated Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding which we are the subject of, the holders of Senior and Subordinated Indebtedness will first be entitled to receive payment in full of principal of all Allocable Amounts (as defined below) on such Senior and Subordinated Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof. As of June 30, 1999, we had $80.0 million of Senior Indebtedness, comprised of our senior notes, and no Subordinated Indebtedness.

         In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior and Subordinated Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

         No payments on account of principal, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to any Senior and Subordinated Indebtedness, or an event of default with respect to any Senior and Subordinated Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any default.

         We are a holding company and almost all of our operating assets are owned by our subsidiaries. We are a legal entity separate and distinct from our subsidiaries. Holders of Junior Subordinated Debentures should look only to us for payments on the Junior Subordinated Debentures. The principal sources of our income are dividends, interest and fees from our subsidiaries. We rely primarily on dividends from the Bank to meet our obligations for payment of principal and interest on our corporate expenses. There are regulatory limitations on the payment of dividends directly or indirectly to us from the Bank. As of June 30, 1999, under applicable banking statutes, the total capital available for payment of dividends by the Bank to us was approximately $10.4 million. However, bank regulatory authorities have the power to prohibit any act, including the payment of dividends, if such act would reduce bank capital to a point that, in the opinion of such regulatory authorities, would render the Bank undercapitalized and thus constitute an unsafe or unsound banking practice. In addition, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain affiliates, and on investments in stock or other securities. These restrictions prevent us and our affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, secured loans, other transactions and investments by the Bank are generally limited in amount as to us and as to each of our affiliates to 10% of the Bank's capital and surplus and as to us and all of our other affiliates to an aggregate of 20% of the Bank's capital and surplus.

         Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent we may be recognized as a creditor of that subsidiary. At June 30, 1999, our subsidiaries had total liabilities (excluding liabilities owed to us) of $2.0 billion. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. The Indenture does not limit our or our subsidiaries' ability to incur or issue other secured or unsecured debt, including Senior and Subordinated Indebtedness.

         Definitions. For purposes of the foregoing paragraphs, the following definitions apply:

         "Allocable Amounts," when used with respect to any Senior and Subordinated Indebtedness, means all amounts due or to become due on the Senior and Subordinated Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of the Senior and Subordinated Indebtedness (whether as a result of the receipt of payments by the holders of such Senior and Subordinated Indebtedness from us or any other obligated party or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to the Senior and Subordinated Indebtedness) but for the fact that such Senior and Subordinated Indebtedness is subordinated or junior in right of payment to (or subject to a requirement that amounts received on such Senior and Subordinated Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

         "Indebtedness" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of any person for money borrowed; (ii) every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the person with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the person; (iv) every obligation of the person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the person; (vi) all indebtedness of the person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Senior and Subordinated Indebtedness" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not the claim for post-petition interest is allowed in such proceeding), on our Indebtedness whether incurred on or prior to the date of the Indenture or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Indebtedness which is equal with, or subordinated to, the Junior Subordinated Debentures. However, Senior and Subordinated Indebtedness does not include (i) any of our Indebtedness which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Reform Act of 1978, as amended, was without recourse to us, (ii) any Indebtedness we have to any of our subsidiaries, (iii) Indebtedness to any of our employees, and (iv) any other debt securities issued pursuant to the Indenture.

Denominations, Registration and Transfer

         If the Junior Subordinated Debentures are distributed to the holders of the Trust Preferred Securities, the Junior Subordinated Debentures will be represented by global certificates registered in the name of the Depositary or its nominee (the "Global Subordinated Debenture"). Beneficial interests in the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary. Except as described below, Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

         Unless and until a Global Subordinated Debenture is exchanged in whole or in part for the individual Junior Subordinated Debentures, it may not be transferred except as a whole by the Depositary for the Global Subordinated Debenture to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of the successor.

         A Global Subordinated Debenture will be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies us that it is unwilling or unable to continue as a depositary for such Global Subordinated Debenture and no successor shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered to act as such depositary, (ii) we in our sole discretion determine that the Global Subordinated Debenture will be so exchangeable or (iii) there shall have occurred and be continuing a Debenture Event of Default with respect to the Global Subordinated Debenture. Any Global Subordinated Debenture that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that the instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in the Global Subordinated Debenture. In the event that Junior Subordinated Debentures are issued in definitive form, the Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

         Payments on Junior Subordinated Debentures represented by a Global Subordinated Debenture will be made to the Depositary, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures will be registrable, Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee, or at the offices of any paying agent or transfer agent appointed by us, provided that payment of interest may be made at our option by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the first day of the month in which such payment is to be made. For a description of the Depositary and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

         We will appoint the Debenture Trustee as securities registrar under the Indenture (the "Securities Registrar"). Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar. We may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, provided that we maintain a transfer agent in the place of payment. We may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

         In the event of any redemption, neither we nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

Global Subordinated Debentures

         Upon the issuance of the Global Subordinated Debenture and the deposit of such Global Subordinated Debenture with or on behalf of the Depositary, the Depositary for the Global Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by the Global Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Ownership of beneficial interests in a Global Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants). The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a Global Subordinated Debenture.

         So long as the Depositary for a Global Subordinated Debenture, or its nominee, is the registered owner of the Global Subordinated Debenture, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by the Global Subordinated Debenture for all purposes under the Indenture governing the Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures in definitive form and will not be considered the owners or holders under the Indenture.

         Payments of principal of and interest on individual Junior Subordinated Debentures represented by a Global Subordinated Debenture registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Subordinated Debenture representing the Junior Subordinated Debentures. Neither we nor the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Subordinated Debenture representing the Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         If the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days after we receive notice or otherwise become aware of the situation, we will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. In addition, we may at any time and in our sole discretion, determine not to have the Junior Subordinated Debentures represented by one or more Global Subordinated Debenture and, in such event, we will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. Further, if we so specify with respect to the Junior Subordinated Debentures, an owner of a beneficial interest in a Global Subordinated Debenture representing Junior Subordinated Debentures may, on terms acceptable to us, the Debenture Trustee and the Depositary for such Global Subordinated Debenture, receive individual Junior Subordinated Debentures in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a Global Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures so issued will be issued in denominations, unless otherwise specified by us, of $25 and integral multiples thereof.

Payment and Paying Agents

         Payment of principal of and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that at our option, payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as the address appears in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person as specified in the register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however we will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

         We expect that the Depositary or its nominee, upon receipt of any payment of principal or interest in respect of a permanent Global Subordinated Debenture representing the Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Subordinated Debenture as shown on the records of such Depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in such Global Subordinated

Debenture held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of such Participants.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by us in trust, for the payment of the principal of or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal or interest has become due and payable will, at our request, be repaid to us and the holder of such Junior Subordinated Debenture will thereafter look, as a general unsecured creditor, only to us for payment thereof.

Modification of Indenture

         From time to time we and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any action does not adversely affect the interest of the holders of Junior Subordinated Debentures), and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting us and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest except pursuant to our right under the Indenture to defer the payment of interest or make the principal of, or interest on, the Junior Subordinated Debentures payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any modification of the Indenture; provided that so long as any of the Trust Preferred Securities remain outstanding, no modification may be made that adversely affects the holders of such Trust Preferred Securities, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Trust Preferred Securities unless and until the principal amount of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied. If the consent of the Property Trustee, as holder of the Junior Subordination Debentures, is required under the Indenture with respect to amendments, waivers or supplements of the Indenture or the Junior Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendments, waivers or supplements and shall vote as directed by a majority in Liquidation Amount of the Trust Securities voting together as a single class. Where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Trust Preferred Securities. In addition, we and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

Debenture Events of Default

         The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default," regardless of the reason and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, order, rule or regulation:

         o failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Deferral Period);

         o failure to pay any principal on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

         o failure to observe or perform certain other covenants contained in the Indenture for 60 days after written notice to us from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures;

         o      certain events of our bankruptcy, insolvency or reorganization.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or exercising any trust or power conferred on the Debenture Trustee, with respect to the Junior Subordinated Debentures. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal amount of, and any interest on, the Junior Subordinated Debentures to be due and payable immediately upon a Debenture Event of Default; provided that, in the case of certain events of bankruptcy, insolvency or reorganization, such amounts shall automatically become due and payable. If the Debenture Trustee or holders of the Junior Subordinated Debentures fail to make the declaration, the Property Trustee or the holders of at least 25% in the aggregate Liquidation Amount of the Trust Preferred Securities will have the right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul the declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive the default, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities shall have the right.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

         In case a Debenture Event of Default occurs and is continuing as to Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

         The Indenture requires the annual filing by us with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

         If a Debenture Event of Default has occurred and is continuing and is attributable to our failure to pay the principal of or interest on the Junior Subordinated Debentures on the due date, a holder of Trust Preferred Securities may institute a Direct Action. We may not amend the Indenture to remove the right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities. If the right to bring a Direct Action is removed, the Trust may become subject to the reporting obligations under the Exchange Act and the rules and regulations thereunder. Notwithstanding any payments made to a holder of Trust Preferred Securities by us in connection with a Direct Action, we will remain obligated to pay the principal of or interest on the Junior Subordinated Debentures, and we will be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by us to such holder in any Direct Action.

         The holders of the Trust Preferred Securities will not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures, other than those set forth in the preceding paragraph, unless there shall have been an Event of Default under the Trust Agreement. See "Description of Trust Preferred Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

         The Indenture provides that we will not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety, or substantially as an entirety, to any Person, unless: (i) we are the surviving Person, or the Person formed by or surviving any consolidation or merger (if other than us) or to which the sale, conveyance, transfer or lease of property is made is a Person organized and existing under the laws of the United States or any state thereof or the District of Columbia; (ii) upon any consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest on the Junior Subordinated Debentures according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by us will be expressly assumed, by supple mental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Debenture Trustee executed and delivered to the Debenture Trustee by the Person formed by the consolidation, or into which we will have been merged, or by the Person which will have acquired our property, as the case may be; (iii) after giving effect to the consolidation, merger, sale, conveyance, transfer or lease, no Default or Event of Default, or any event which, after notice or lapse of time or both, would become a Default or an Event of Default, will have occurred and be continuing; (iv) the consolidation, merger, sale, conveyance, transfer or lease does not cause the Junior Subordinated Debentures to be downgraded by a nationally recognized statistical rating organization; and (v) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

         The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and we deposit or cause to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the Stated Maturity Date, then the Indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the Indenture. We will only be permitted to take such action if, among other things, we deliver to the Debenture Trustee an opinion of counsel (who may be counsel for us) to the effect that the holders of the Junior Subordinated Debentures will not recognize income, gain or loss for federal income tax purposes as a result of our actions and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Governing Law

         The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

         The Debenture Trustee has and will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

         The Guarantee will be executed and delivered by The Bank of New York (the "Guarantee Trustee") and us concurrently with the issuance by the Trust of the Trust Preferred Securities for the benefit of the holders from time to time of the Trust Preferred Securities. The Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.

General

         The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.

         We will irrevocably agree to pay in full on a subordinated basis, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable redemption price with respect to the Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Junior Subordinated Debentures to holders of the Trust Preferred Securities or the redemption of all Trust Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

          We will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the Guarantee

         If we do not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior and Subordinated Indebtedness. The Guarantee will rank pari passu to the Junior Subordinated Debentures, Other Debentures, the guarantee on the Common Securities, any other guarantee on future issuances of trust preferred securities and any senior preferred stock which may be hereafter issued by the Company. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the Guarantee effectively will be subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. Claimants should look only to our assets for payments under the Guarantee. For more information, please refer to "Description of Junior Subordinated Debentures--General."

         The Guarantee will constitute a guarantee of payment and not of collection, which means the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Trust Preferred Securities of the Junior Subordinated Debentures. The Guarantee does not limit our ability to incur or issue other secured or unsecured debt, including Senior and Subordinated Indebtedness, whether under the Indenture, any other indenture that we may enter into in the future or otherwise.

Events of Default

         An event of default under the Guarantee will occur upon our failure to perform any of our payment or other obligations. The holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against us to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if we fail to make a payment under the Guarantee, a holder of Trust Preferred Securities may directly institute a proceeding against us for enforcement of the Guarantee for payment to the holder of the Trust Preferred Securities of the holder's pro rata portion of the principal of or interest on the Junior Subordinated Debentures on or after the due dates specified in the Junior Subordinated Debentures.

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         We, as guarantor, will be required to file annually with the Guarantee
Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the Guarantee.

Amendments and Assignment

         Except with respect to any changes that do not adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

Termination of the Guarantee

         The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Trust Preferred Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.

Information Concerning the Guarantee Trustee

         The Guarantee Trustee, other than during the occurrence and continuance of a default by us in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, in case a default with respect to the Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

         The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

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                               BOOK-ENTRY ISSUANCE

         The Depositary will act as securities depositary for all of the Trust Preferred Securities and the Junior Subordinated Debentures. The Trust Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global certificates will be issued for the Trust Preferred Securities and the Junior Subordinated Debentures and will be deposited with the Depositary.

         The Depositary is a limited purpose trust company organized under the New York Banking Law, as a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its Participants deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the SEC.

         Purchases of Trust Preferred Securities or Junior Subordinated Debentures within the Depositary system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities or Junior Subordinated Debentures on the Depositary's records. The ownership interest of each actual purchaser of each Trust Preferred Securities and each Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but we expect that Beneficial Owners will receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Trust Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Junior Subordinated Debentures is discontinued.

         The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities or Junior Subordinated Debentures; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated

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

Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices will be sent to Cede & Co. as the registered holder of the Trust Preferred Securities or Junior Subordinated Debentures. If less than all of the Trust Preferred Securities or the Junior Subordinated Debentures are being redeemed, the Depositary will determine by lot or pro rata the amount of the Trust Preferred Securities of each Direct Participant to be redeemed.

         Although voting with respect to the Trust Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Trust Preferred Securities or Junior Subordinated Debentures, as applicable, in those instances in which a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, the Depository would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Issuer Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Distribution payments on the Trust Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Issuer Trustee to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of the Depositary, the relevant Issuer Trustee, the Trust or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to the Depositary is the responsibility of the relevant Issuer Trustee, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         The Depositary may discontinue providing its services as securities depositary with respect to any of the Trust Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Issuer Trustee and us. In the event that a successor securities depositary is not obtained, definitive Trust Preferred Securities or Junior Subordinated Debentures certificates representing such Trust Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. We, at our option, may decide to discontinue use the system of book-entry transfers through the Depositary (or a successor depositary). After a Debenture

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

Event of Default, the holders of a majority in liquidation preference of Trust Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through the Depositary. In any such event, definitive certificates for such Trust Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

         The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Trust and we believe to be accurate but neither the Trust nor we assume any responsibility for the accuracy thereof. Neither the Trust nor we have any responsibility for the performance by the Depositary or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

         Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. If and to the extent that we do not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Preferred Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Trust Preferred Securities is to institute a Direct Action. Our obligations under the Guarantee will be (i) subordinate and junior in right of payment to all Senior and Subordinated Indebtedness, except for those liabilities made equal or subordinate to the Guarantee by their terms, (ii) pari passu with any senior preferred stock which may be hereafter issued, (iii) senior to our capital stock and (iv) effectively subordinated to the liabilities and obligations of our subsidiaries.

Sufficiency of Payments

         As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, because:
(i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) we shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under the Trust Securities; and (iv) the

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Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of Trust Preferred Securities

         A holder of any Trust Preferred Security may institute a legal proceeding directly against us to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior and Subordinated Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior and Subordinated Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior and Subordinated Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

Limited Purpose of the Trust

         The Trust Preferred Securities will represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in other activities that are necessary or incidental thereto. A principal difference between the rights of a holder of a Trust Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture will be entitled to receive from us the principal amount of and interest on Junior Subordinated Debentures held, while a holder of Trust Preferred Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from us under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

Rights Upon Termination

         Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Preferred Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities
- Distribution of Junior Subordinated Debentures." Upon our voluntary or involuntary liquidation or bankruptcy, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of ours, subordinated in right of payment to all Senior and Subordinated Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Trust Preferred

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

Securities and a holder of Junior Subordinated Debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy will be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         In the opinion of Elias, Matz, Tiernan & Herrick L.L.P., special federal income tax counsel to the Trust and us ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Trust Preferred Securities held as capital assets by a holder who purchases such Trust Preferred Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined below) engaged in a U.S. trade or business or persons that will hold the Trust Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Trust Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Trust Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Tax Counsel is not binding on the Internal Revenue Service ("IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed herein will not be challenged by the IRS or, if challenged, that a challenge would not be successful.

         The United States federal income tax discussion set forth below is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Trust Preferred Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

Classification of the Junior Subordinated Debentures

         In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as our indebtedness. We, the Trust and the holders of the Trust Preferred Securities (by acceptance of a beneficial interest in a Trust Preferred Security) will

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

agree to treat the Junior Subordinated Debentures as our indebtedness for all United States federal income tax purposes.

Classification of the Trust

         In connection with the issuance of the Trust Preferred Securities, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Trust Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income a pro rata share of any interest (or original issue discount ("OID") accrued) with respect to its allocable share of those Junior Subordinated Debentures.

Interest Income and Original Issue Discount

         Under applicable Treasury regulations (the "Regulations"), if the terms and conditions of a debt instrument make the likelihood that stated interest will not be timely paid a "remote" contingency, such contingency will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments of interest is remote, because exercising the option would, among other things, prevent us from declaring dividends on any class of our equity securities. Based upon this conclusion by us, Tax Counsel has rendered its opinion that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

         Under the Regulations, if we were to exercise our option to defer payments of stated interest, the Junior Subordinated Debentures would, at such time, be treated as redeemed and reissued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest related thereto would not be reported as taxable income. Consequently, a holder of Trust Preferred Securities would be required to include in gross income OID even though we would not make actual cash payments during a Deferral Period.

         The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein. If the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In that event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would

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

be accounted for on an economic accrual basis regardless of the holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

Characterization of Income

         Because income on the Trust Preferred Securities will constitute interest or OID, corporate holders of the Trust Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Trust Preferred Securities.

Distribution of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

         We will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. The distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to the holder's aggregate tax basis in its Trust Preferred Securities. For United States federal income tax purposes, a holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by the holder.

         Under certain circumstances described herein, the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Trust Preferred Securities. Such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Trust Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Trust Preferred Securities for cash.

Sales of Trust Preferred Securities

         A holder that sells Trust Preferred Securities (including a redemption of the Trust Preferred Securities by us) will recognize gain or loss equal to the difference between its adjusted tax basis in the Trust Preferred Securities and the amount realized on the sale of such Trust Preferred Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Trust Preferred Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Trust Preferred Securities in respect of OID. The gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year.

         A holder who disposes of the Trust Preferred Securities between record dates for payments of distributions thereon will be required to include in income (to the extent not previously included in income) as ordinary income amounts attributable to accrued and unpaid interest on the Junior Subordinated Debentures through the date of disposition and the amount realized on disposition excludes the portion of the sales price treated as interest. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited

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

exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

         The Trust Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debenture are deemed to have been issued with OID) who disposes of his Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add the amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

United States Alien Holders

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

         A "U.S. Holder" is a holder of Trust Preferred Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in its gross income for federal income tax purposes without regard to its source or (iv) a trust over which (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust.

         Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Trust Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Trust Preferred Security does not actually or constructively own 10 percent or more of the total combined voting power of all of our classes of stock entitled to vote, (b) the beneficial owner of the Trust Preferred Security is not a controlled foreign corporation that is related to us through stock ownership, (c) the beneficial owner is not a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code, and (d) either (A) the beneficial owner of the Trust Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Trust Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Trust Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Trust Preferred Security. Under Treasury regulations finalized in 1997, the certification requirement referred to in clause (i)(d) above may be satisfied with other documentary evidence for interest paid after December 31, 2000 with respect to offshore accounts or through certain foreign intermediaries.

Potential Tax Law Changes

         As discussed above, changes in legislation affecting the United States federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect our ability to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

Information Reporting to Holders

         Generally, income on the Trust Preferred Securities will be reported to holders on Internal Revenue Form 1099, which forms should be mailed to holders of Trust Preferred Securities by January 31 following each calendar year.

Backup Withholding

         Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Trust Preferred Securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Trust Preferred Securities to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the "United States Alien Holders" section would establish an exemption from backup withholding for those United States Alien Holders who are not exempt recipients.

         In addition, upon the sale of the Trust Preferred Securities to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a United States Alien Holder, certifies that such seller is a United States Alien Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its United States Alien Holder status (and certain other conditions are met). Certification of the registered owner's United States Alien Holder status would be made normally on an Internal Revenue Service Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

                              ERISA CONSIDERATIONS

         We, as the obligor with respect to the Junior Subordinated Debentures held by the Trust, and our affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans that are subject to ERISA and/or certain employee benefit-related provisions of the Code ("Plans"). The purchase and/or holding of Trust Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which we, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager).

         In order to avoid prohibited transactions that may result from the purchase and/or holding of the Trust Preferred Securities, each purchaser of a Trust Preferred Security shall be deemed to represent to us and the Property Trustee that either (a) no part of the funds being used to pay the purchase price of the Trust Preferred Security constitutes "plan assets," or (b) if the funds being used to pay the purchase price of the Trust Preferred Security include "plan assets," that its purchase and holding of the Trust Preferred Security will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar Federal, State or local law) for which an exemption is not available.

         The U.S. Department of Labor has promulgated a regulation, 29 C.F.R.
Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA and the Code, including the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant."

         Because the Trust Preferred Securities will represent beneficial interests in the Trust, the Trust Preferred Securities are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing plans for purposes of ERISA and
Section 4975 of the Code, unless the Trust Preferred Securities qualify as "publicly offered securities."

         A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another ("Independent Investors") and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, the Trust Preferred Securities should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. It is anticipated that the Trust Preferred Securities will meet the foregoing criteria for treatment as "publicly-offered securities." No restrictions will be imposed on the transfer of the Trust Preferred Securities. It is expected that the Trust Preferred Securities will be held by at least 100 Independent Investors at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. Also, the Trust Preferred Securities will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act. As a result the Trust Preferred Securities should qualify as publicly-offered securities and therefore will be eligible for purchase by Plans.

         In light of the foregoing, fiduciaries or other persons contemplating purchasing the Trust Preferred Securities on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Trust Preferred Securities would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules. In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Mut. Life. Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such a reasoning a purchase of the Trust Preferred Securities with assets of an insurance company's general account may subject the insurance company to the prohibited transaction and other fiduciary responsibility rules of ERISA with respect to such assets. Insurance company general account investors should also consider the effect of the enactment of Section 401(c) of ERISA and any regulations issued under Section 401(c). Finally, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed herein.

         The sale of Trust Preferred Securities to Plans is in no respect a representation by the Trust, us, the Property Trustee, the underwriters or any other person associated with the sale of the Trust Preferred Securities that such securities meet all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such securities are otherwise appropriate for Plans generally or any particular Plan. Any purchaser proposing to acquire Trust Preferred Securities with assets of any Plan should consult with its counsel.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement, the Trust has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the number of Trust Preferred Securities set forth opposite its name below. In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the Trust Preferred Securities offered hereby if any of the Trust Preferred Securities are purchased. In the event of default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

                                                                    Number
                                                                   of Trust
                                                                  Preferred
Underwriters                                                      Securities
------------                                                      ----------
A.G. Edwards & Sons, Inc.
Friedman Billings Ramsey
Keefe, Bruyette & Woods, Inc.
                                                                  ----------
    Total.....................................................
                                                                  ==========

         The underwriters propose to offer the Trust Preferred Securities in part directly to the public at the public offering price, as set forth on the cover page of this prospectus, and in part to certain securities dealers at such
price less a concession of $           per Trust Preferred Security. The
underwriters may allow, and such dealers may reallow, a concession not in excess
of $      per Trust Preferred Security to certain brokers and dealers. After the
Trust Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the underwriters.

         We have granted to the underwriters an option exercisable not later than 30 days after the date of this prospectus, to purchase up to an additional 156,000 Trust Preferred Securities at the public offering price plus accrued
Distributions, if any, from          , 1999. To the extent that the underwriters
exercise this option, we will be obligated, pursuant to the option, to sell such Trust Preferred Securities to the underwriters. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the Trust Preferred Securities offered by this prospectus. If purchased, the underwriters will offer such additional Trust Preferred Securities on the same terms as those on which the 1,044,000 Trust Preferred Securities are being offered.

         During a period beginning on the date of the pricing and ending    days
from the date of original issuance of the Trust Preferred Securities, neither the Trust nor we will, without the prior written consent of the underwriters, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any Trust Preferred Securities, any security convertible into or exchangeable into or exercisable for Trust Preferred Securities or the Junior Subordinated Debentures or any debentures substantially similar to the Junior Subordinated Debentures or any equity securities substantially similar to the Trust Preferred Securities (except for the Junior Subordinated Debentures and the Trust Preferred Securities offered hereby).

         Application has been made to list the Trust Preferred Securities on the Nasdaq National Market. The underwriters have advised the Trust that the underwriters intend to make a market in the Trust Preferred Securities prior to the commencement of trading on the Nasdaq National Market. The underwriters will have no obligation to make a market in the Trust Preferred Securities, however, and may terminate market making activities, if commenced, at any time. Prior to this offering, there has been no public market for the Trust Preferred Securities.

         The following table summarizes the discounts and commissions to be paid to the underwriters by the Trust in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter's option to purchase additional shares of Trust Preferred Securities.

                                                    Paid By
                                                   The Trust
                                ------------------------------------------------

                                        No                          Full
                                     Exercise                     Exercise
                                ------------------          --------------------

Per Share.....................  $                           $
Total.........................  $                           $

         In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be used to purchase the Junior Subordinated Debentures, the underwriting agreement provides that we will agree to pay as compensation to the underwriters for the underwriters' arranging the investment
therein of such proceeds, an amount in immediately available funds of $      per
Trust Preferred Security (or $      ($      if the over-allotment option is
exercised in full) in the aggregate) for the accounts of the underwriters.

         The Trust expects to incur expenses of approximately $_____ in connection with this offering.

         Until the distribution of the Trust Preferred Securities is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Trust Preferred Securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize, maintain or otherwise affect the price of the Trust Preferred Securities.

         If the underwriters create a short position in the Trust Preferred Securities in connection with the offering, i.e., if they sell a greater aggregate number of Trust Preferred Securities than is set forth on the cover page of this prospectus, the underwriters may reduce the short position by purchasing Trust Preferred Securities in the open market. This is known as a "syndicate covering transaction." The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

         The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase Trust Preferred Securities in the open market to reduce the selling group members' short position or to stabilize the price of the Trust Preferred Securities it may reclaim the amount of the selling concession from the selling group members who sold those Trust Preferred Securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither we, the Trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Trust Preferred Securities. In addition, neither we, the Trust nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         We and the Trust have agreed to indemnify the underwriters against, or to contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

         Certain of the underwriters engage in transactions with, and, from time to time, have performed services for, us and our affiliates in the ordinary course of business.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for us by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., and for the underwriters by Mayer, Brown & Platt, Chicago, Illinois. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the

Trust and us. Certain matters relating to United States federal income tax considerations will be passed upon for us by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 1998 and 1997, and for the year ended December 31, 1998, and for the six month period ended December 31, 1997, have been incorporated by reference herein and in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

         Our consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended June 30, 1997, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

================================================================================



                                 Trust Preferred
                                   Securities


                             Local Financial Capital
                                     Trust I


  % Cumulative Trust Preferred Securities fully and unconditionally guaranteed, as described herein, by


                           Local Financial Corporation




                  --------------------------------------------

                                   PROSPECTUS

                  --------------------------------------------


A.G. Edwards & Sons, Inc.

                         Friedman Billings Ramsey

                                                  Keefe, Bruyette & Woods, Inc.


                                              , 1999



================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


SEC registration fee                                                  $   8,340
NASD fee                                                                  3,500
Nasdaq fees                                                              10,000
Legal fees and expenses                                                 175,000*
Trustees' fees and expenses                                              10,000*
Accounting fees and expenses                                             30,000*
Printing expenses                                                        75,000*
Miscellaneous expenses                                                   13,160*
                                                                      ---------
     Total                                                            $ 325,000
                                                                      =========
-----------------
*  Estimated.

Item 15. Indemnification of Directors and Officers.

         Article IX of the Registrant's Bylaws provides as follows:

         Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, trustee or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, and any appeal therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Power to Indemnify in Actions, suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, trustee or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination (as set forth in Section 3 of this Article IX) that despite the adjudication of liability or the settlement, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

         Section 3. Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because such director, officer, trustee, employee or agent has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX and, if applicable, is fairly and reasonably entitled to indemnity as set forth in the proviso in Section 2 of this Article IX, as the case may be. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, trustee, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. No director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire board of directors.

         Section 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any association, partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent. The provisions of this section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Sections 1 or 2 of this Article IX, as the case may be.

         Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director, officer, trustee, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 and 2 of this Article IX, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. Notwithstanding any of the foregoing, unless otherwise required by law, no director, officer trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire board of directors.

         Section 6. Expense Payable in Advance. Expenses incurred in connection with a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee or agent to repay such amount if it shall be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

         Section 7. Contract, Non-exclusivity and Survival of Indemnification. The indemnification provided by this Article IX shall de deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while this Article IX is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. Further, the indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any Certificate of Incorporation, bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the limitation in Section 3 of this Article IX concerning voluntary initiation of actions, suits or proceedings, indemnification of the persons specified in Sections 1 and 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this
Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the law of the State of Delaware. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article IX.

         Section 9. Meaning of "Corporation" for Purposes of Article IX. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Item 16. Exhibits

Exhibit No.                             Description
-----------                             -----------

1              Form of Underwriting Agreement
4.1            Form of Indenture of Registrant relating to the Junior
               Subordinated Debentures
4.2            Form of Certificate of Junior Subordinated Debenture (included as
               Exhibit A to Exhibit 4.1)
4.3            Certificate of Trust of Local Financial Capital Trust I
4.4            Form of Amended and Restated Declaration of Trust of Local
               Financial Capital Trust I
4.5            Form of Trust Preferred Security Certificate for Local Financial
               Capital Trust I (included as Exhibit A to Exhibit 4.4)
4.6            Form of Guarantee of Registrant relating to the Trust Preferred
               Securities
5.1            Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to the
               legality of the Junior Subordinated Debentures and the Guarantee to be issued by Registrant

5.2 Opinion of Richards, Layton & Finger, P.A. as to the legality of the Trust Preferred Securities to be issued by Local Financial Capital Trust I
8.0 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters
23.1           Consent of KPMG LLP
23.2           Consent of Arthur Andersen LLP
23.3 Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibits 5.1 and 8)
23.4           Consent of Richards, Layton & Finger, P.A. (included in Exhibit
               5.2)
24 Power of Attorney of certain officers, directors and trustees of the Registrant and Local Financial Capital Trust I, respectively (located on the signature pages hereto)
25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture
25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Declaration of Trust of Local Financial Capital Trust I
25.3 Form T-1 Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of the Trust Preferred Securities

-------------------

Item 17. Undertakings

         Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or

(4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Local Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma on the 25th day of August 1999.


                                            LOCAL FINANCIAL CORPORATION


                                            By: /s/ Edward A. Townsend
                                                --------------------------------
                                                Edward A. Townsend
                                                Chairman of the Board, President
                                                and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Local Financial Corporation whose signature appears below hereby appoints Edward
A. Townsend and Richard L. Park, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Local Financial Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


Signature                                        Title                           Date
---------                                        -----                           ----
/s/ Edward A. Townsend            Chairman of the Board, President and
-----------------------------           Chief-Executive-Officer            August 25, 1999
Edward A. Townsend                   (Principal Executive Officer)

/s/ Jan A. Norton                        President and Director            August 25, 1999
-----------------------------
Jan A. Norton

/s/ Richard L. Park                     Executive Vice President           August 25, 1999
-----------------------------        (Principal-Accounting-Officer)
Richard L. Park


Signature                                        Title                           Date
---------                                        -----                           ----
/s/ Robert A. Kotecki                          Director                    August 25, 1999
-----------------------------
Robert A. Kotecki

/s/ Joseph A. Leone                            Director                    August 25, 1999
-----------------------------
Joseph A. Leone

/s/ George Nigh                                Director                    August 25, 1999
-----------------------------
George Nigh

/s/ Kenneth W. Townsend                        Director                    August 25, 1999
-----------------------------
Kenneth W. Townsend

/s/ J. David Rosenberg                         Director                    August 25, 1999
-----------------------------
J. David Rosenberg

Pursuant to the requirements of the Securities Act of 1933, Local Financial Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma, on the 25th day of August 1999.


                                            LOCAL FINANCIAL CAPITAL TRUST I


                                            By: /s/ Edward A. Townsend
                                                --------------------------------
                                                Edward A. Townsend
                                                Administrative Trustee


                                            By: /s/ Jan A. Norton
                                                --------------------------------
                                                Jan A. Norton
                                                Administrative Trustee


                                            By: /s/ Richard L. Park
                                                --------------------------------
                                                Richard L. Park
                                                Administrative Trustee

                                  EXHIBIT INDEX

Exhibit No.                             Description
-----------                             -----------

1              Form of Underwriting Agreement
4.1            Form of Indenture of Registrant relating to the Junior
               Subordinated Debentures
4.2            Form of Certificate of Junior Subordinated Debenture (included as
               Exhibit A to Exhibit 4.1)
4.3            Certificate of Trust of Local Financial Capital Trust I
4.4            Form of Amended and Restated Declaration of Trust of Local
               Financial Capital Trust I
4.5            Form of Trust Preferred Security Certificate for Local Financial
               Capital Trust I (included as Exhibit A to Exhibit 4.4)
4.6            Form of Guarantee of Registrant relating to the Trust Preferred
               Securities
5.1            Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to the
               legality of the Junior Subordinated Debentures and the
               Guarantee to be issued by Registrant
5.2            Opinion of Richards, Layton & Finger, P.A. as to the legality of the Trust Preferred Securities to be issued by Local Financial
               Capital Trust I
8.0            Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters
23.1           Consent of KPMG LLP
23.2           Consent of Arthur Andersen LLP
23.3           Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
               Exhibits 5.1 and 8)
23.4           Consent of Richards, Layton & Finger, P.A. (included in Exhibit
               5.2)
24             Power of Attorney of certain officers, directors and trustees of the Registrant and Local Financial Capital Trust I, respectively
               (located on the signature pages hereto)
25.1           Form T-1 Statement of Eligibility of The Bank of New York to act
               as trustee under the Indenture
25.2           Form T-1 Statement of Eligibility of The Bank of New York to act
               as trustee under the Declaration of Trust of Local Financial
               Capital Trust I
25.3           Form T-1 Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of the Trust
               Preferred Securities